Exhibit 10.4

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

MASTER SUPPLY AGREEMENT BETWEEN

L-3 COMMUNICATIONS CORPORATION

AND ENGILITY CORPORATION

This MASTER SUPPLY AGREEMENT (“Agreement”) is made by and between L-3 Communications Corporation, a Delaware corporation with its principal office located at 600 Third Avenue, New York, New York, 10016 (“Seller”) and Engility Corporation, a Delaware corporation with its principal office located at 3750 Centerview Drive, Chantilly, Virginia 20151 (“Buyer”) (collectively the “Parties”).

WHEREAS, Buyer and Seller have entered into a Distribution Agreement, dated July 16, 2012 (“Distribution Agreement”), pursuant to which Seller agrees to spinoff a portion of its businesses to Buyer; and

WHEREAS, Buyer and Seller desire to have Seller provide certain goods and services to Buyer pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Parties hereby agree as follows:

1.0 DEFINITIONS

a. Buyer – means Engility Corporation and its affiliates, as applicable.

b. Effective Date – means the date this Agreement becomes fully binding and enforceable and shall be the same as the Effective Time.

c. Existing Work – means agreements for the sale of goods and services between Buyer and Seller that exist as of the Effective Date and which are set forth in Appendix A hereto (including any post-acceptance, contractual obligations/rights arising from such agreements). The agreements for Existing Work are in the form of L-3 inter-divisional work authorizations (“IDWA”), general ledger transfer arrangements, GSA schedule orders, and purchase orders or subcontracts between Buyer and Seller.

d. Inter-Divisional Work Authorizations (“IDWA”) – means an agreement between Buyer and Seller covering the sale of goods and/or services which, generally, details the scope, pricing and other terms and conditions of such agreement.

e. New Work – means any contemplated agreement for the sale of the goods and services between Buyer and Seller which is not a part of the Existing Work and which is a Teaming Commitment.

f. Seller – means L-3 Communications Corporation and its affiliates, as applicable.

g. Teaming Agreement – means the agreement, substantially in the form of Appendix D hereto, which provides, in part, a binding commitment between Buyer and Seller to either, exclusively or non-exclusively, pursue the capture of certain programs contemplated to be awarded by Buyer’s customers.

h. Teaming Commitment – means each of the business pursuits expressly set forth in Appendix C hereto, wherein the parties have agreed to enter, or have entered into, either an exclusive or non-exclusive teaming agreement (such exclusivity is as set forth within Appendix C) wherein the Parties have agreed to work together to capture a program/contract award from Buyer’s customer(s).

2.0 GOODS AND SERVICES

2.1. General. Subject to the terms and conditions of this Agreement, Buyer and Seller agree to the sale of goods and services for Existing Work and New Work and to enter into certain Teaming Commitments.

2.2. Terms and Conditions for Existing Work.

a. Within 30 days after the Effective Date, or such other period of time as the Parties may otherwise agree in writing, Buyer shall issue to Seller a purchase order, or an amendment thereto, for each of the Existing Work as set forth in Appendix A. The terms and conditions of such purchase order shall be based on: (i) the terms and conditions contained in the IDWA or other agreement for Existing Work between the Parties as of the Effective Time, (ii) the terms and conditions required to be flowed down from Buyer’s prime contract, and (iii) this Agreement and any other terms and conditions mutually agreed to by the Parties. In the event the Parties do not agree on such other terms and conditions referred to in clause (iii) of the preceding sentence, the terms and conditions contained in the General Terms and Conditions of Purchase attached as Appendix B hereto will apply. The terms and conditions of Article 2.2 a (i) and 2.2 a (ii) above shall take precedence over the terms set forth in Appendix B.

b. In the event the U.S. Government is required to approve or consent to, and the U.S. Government does not approve or consent to, a second tier subcontract for Existing Work, there will be no further liability to the Buyer with respect to the Existing Work covered by the Government decision. Should this occur, the Parties agree to provide, in good faith, any required support.

c. The pricing for Existing Work shall be in accordance with paragraph 2.2 (a) above, the Federal Acquisition Regulations and any other applicable laws or regulations. In addition, for Existing Work set forth on Appendix E, which is Existing Work wherein, in respect of a particular order, Seller is performing all of the Existing Work and Buyer is not performing any of the Existing Work and, further, where Buyer is the selling party in the prime contract for such Existing Work, the pricing for such Existing Work shall require Seller to reimburse Buyer for any and all M&S (Material and Subcontract Handling) and G&A (General and Administrative) costs incurred by the Buyer, solely to the extent such costs cannot be passed along to the Buyer’s customer. For Existing Work set forth in Appendix E, which is Existing Work wherein, in respect of a particular order, both Buyer and Seller are jointly performing the work, Buyer and Seller will share, in proportion to the profit negotiated for each party, respectively, any M&S and G&A costs which cannot be passed along to the Buyer’s customer and are in excess of those Buyer and Seller normally would bear, but for the Distribution Agreement. Buyer and Seller shall have ninety (90) days from the Effective Date to complete Appendix E.

2.3. Terms and Conditions for New Work.

a. Buyer shall issue to Seller a purchase order for any New Work. The terms and conditions for New Work will be based on: (i) terms and conditions contained in a Teaming Agreement, if any, with respect to such New Work; (ii) the terms and conditions agreed to be flowed down from Buyer’s prime contracts; (iii) this Agreement and any other terms and conditions mutually agreed to by the Parties; and (iv) in the event the Parties do not agree on such other terms and conditions referred to in Article 2.3 a (iii), the terms and conditions contained in the General Terms and Conditions of Purchase, attached as Appendix B hereto. The terms and conditions pursuant to Articles 2.3 a (i) and 2.3 a (ii) above shall take precedence over the terms set forth in Appendix B.

b. In the event the U.S. Government is required to approve and consent to, and the U.S. Government does not approve or consent to, a second tier subcontract for New Work, there will be no liability to the Buyer with respect to the New Work covered by such Government decision. Should this occur, the Parties agree to provide any required good faith support.

c. The pricing for New Work shall be in accordance with paragraph 2.3 (a) above, the Federal Acquisition Regulations and any other applicable laws or regulations.

2.4. Terms and Condition for Teaming Commitments.

a. Where the Parties have entered into a Teaming Agreement for a Teaming Commitment, the terms and conditions of such agreement shall govern the Teaming Commitment. With respect to all other Teaming Commitments, Buyer and Seller shall enter into a Teaming Agreement, substantially in the form of Appendix D within thirty (30) days of the Effective Date, or such other period of time as the Parties may otherwise agree in writing. Where a named party under a Teaming Agreement is an unincorporated division or subsidiary of either Buyer or Seller, Buyer and/or Seller, respectively, shall also be a party to such Teaming Agreement. Such Teaming Agreements shall be either non-exclusive or exclusive, as expressly set forth in Appendix C hereto provided, however, with respect to an exclusive teaming agreement, the exclusivity provision shall only apply to the named unincorporated division or subsidiary of each party.

3.0 TERM AND TERMINATION

3.1. This Agreement shall commence as of the Effective Date, and shall continue to be in effect until terminated as follows:

a. With respect to any New Work or any Existing Work, upon completion of the Parties’ respective obligations arising under the applicable purchase order;

b. With respect to a Teaming Agreement, in accordance with its terms;

c. With respect to the entire Agreement, on the last of the following to occur:

(i) completion of all of the Existing Work, New Work, the expiration of all Teaming Agreements, or five (5) years from the Effective Date.

3.2. This Agreement may be terminated in part for Cause with respect to any portion of the Existing Work, New Work, Teaming Commitment or Teaming Agreement by either Party by written notice to the other Party. For purposes of this Article 3.2, “Cause” shall mean:

(i) A breach by the other party of any material covenant or agreement contained in this Agreement, and such breach is not remedied within thirty (30) days after written notice of such breach; or

(ii) Any of the following:

(a) The filing of a voluntary petition in bankruptcy, insolvency, winding up, liquidation of, or other similar proceeding relating to the other Party;

(b) The appointment of a trustee, liquidator, custodian or similar person in a proceeding referred to in 3.2 (ii) (a), which appointment has not been set aside or stayed within sixty (60) days of such appointment;

(c) The making by a court having jurisdiction of an order winding up or otherwise confirming the bankruptcy or insolvency of the other Party, which order has not been set aside or stayed within sixty (60) days; or

(d) A breach by the other Party of any material provision contained in any purchase order or Teaming Agreement issued pursuant to this Agreement, and such breach is not remedied within thirty (30) days after written notice of such breach.

4.0 CONFIDENTIALITY

The Parties hereby incorporate by reference Section 11.03 of the Distribution Agreement and agree that any confidential information of either Party used in connection with this Agreement shall be deemed to be Information under that Section 11.03, and shall be subject to the terms thereof. Seller and Buyer shall be bound by the terms of Section 11.03 to the same extent as if those terms were set out herein in full. The Parties further agree to be bound by any additional non-disclosure or confidentiality agreements entered into between them in the future relating to purchase orders or agreements arising under this Agreement, and agree that confidential information of either Party used in connection with this Agreement shall be subject to the terms thereof.

5.0 LIMITATION OF LIABILITY

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE DISTRIBUTION AGREEMENT OR WITH RESPECT TO A BREACH OF ARTICLE 4 CONFIDENTIALITY OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL (INCLUDING PUNITIVE), INDIRECT, RELIANCE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF PROFITS OR LOSS OF USE DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, ARISING OUT OF OR RELATED TO THE PERFORMANCE OR BREACH OF THIS AGREEMENT OR ANYTHING DONE IN CONNECTION THEREWITH. THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER THE PARTY AGAINST WHOM LIABILITY IS ASSERTED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6.0 OUTSTANDING BIDS

In the event that, as of the Effective Date, the Seller has furnished any proposals to Buyer, Seller agrees that if such proposal is later accepted by Buyer, Seller will honor such proposal in accordance with its terms and the terms of this Agreement.

7.0 COMMUNICATIONS

7.1. Management Team. The relationship between the Parties under this Agreement shall be monitored and reviewed by a management team of senior managers representing each Party who shall meet as necessary at mutually agreed dates and times. The agenda for such meetings will address the following and other appropriate items:

a. Status of ongoing production or service activities arising from this Agreement;

b. Seller capacity changes and plans in connection with its obligations under this Agreement;

c. Seller technology developments and plans in connection with the Products supplied and Services performed pursuant to this Agreement; and

d. Issues and action items.

7.2. Liaison. For and on behalf of each Party, the persons designated in Article 7.3 shall have respective liaison and general administration of the Agreement for such Party.

7.3. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing or by written telecommunication and shall be deemed to have been duly given when received if in writing and delivered personally or by receipt confirmed overnight delivery service or certified mail or, to the extent that receipt is confirmed, when received by facsimile or other electronic transmission as follows:

a. If to Seller:

L-3 Communications Corporation

600 3rd Avenue

New York, NY 10016

Attn: Steve Post

Senior Vice President General Counsel & Corporate Secretary

b. If to Buyer:

Engility Corporation

3750 Centerview Drive

Chantilly, Virginia 20151

Attn: Tom Miiller

Senior Vice President, General Counsel, & Corporate Secretary

8.0 GOVERNING LAW

This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of New York, without regard to the conflicts of laws provisions thereof. The Parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transaction Act both of which are not applicable to this Agreement. The Parties agree that the exclusive venue for any action related to the dispute or interpretation of this Agreement shall be in the State or Federal courts located in New York County (Manhattan), New York, and each party irrevocably submits to the exclusive jurisdiction of each such court in any such action and waives any objection it may now or hereafter have to venue or personal jurisdiction in each such court. THE PARTIES HEREBY WAIVE TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT.

9.0 GENERAL PROVISIONS

9.1. Entire Agreement. This Agreement, including Appendices and the Distribution Agreement (including the other agreements attached as exhibits thereto) constitute the entire understanding between the Parties relating to the subject matter hereof and supersede all previous communications, representations, or agreements, either oral or written, with respect to the subject matter hereof, and no representation or statements of any kind made by any representative of Seller or Buyer which are not stated in this Agreement, shall be binding on Seller or Buyer.

9.2. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. To the extent any provision of this Agreement is determined to be prohibited or unenforceable, Seller and Buyer agree to use reasonable commercial efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

9.3. Independent Contractors. The Parties hereto shall act in all matters pertaining to this Agreement as independent contractors and nothing contained herein and no action taken with respect to the provisions hereof shall constitute one Party to be the agent, partner or joint venturer of any other Party for any purpose whatsoever.

9.4. Amendments. This Agreement shall be modified only by an instrument in writing executed by duly authorized representatives of the Parties hereto.

9.5. Waivers. A waiver of breach, delay or failure to take action with respect to any previous default or failure by a Party to fulfill its obligations under this Agreement shall not be deemed to constitute a waiver of any other or subsequent default or failure by such Party to fulfill such obligations and shall not constitute or be construed as a continuing waiver and/or as a waiver of other subsequent defaults or breaches of the same or other (similar or otherwise) obligations or as a waiver of any remedy available.

9.6. Headings and Defined Terms. The article headings and section captions of this Agreement are inserted for convenience only, and shall not be deemed to constitute part thereof or to affect the construction thereof. Capitalized terms not otherwise defined herein will have the meanings provided in the Distribution Agreement.

9.7. Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any part.

9.8. Survival. The terms and conditions of this Agreement which, when by their natural application operate after the termination or expiration hereof, shall survive any such expiration or termination.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

L-3 COMMUNICATIONS CORPORATION

By:	/s/ Steven M. Post
Name:	Steven M. Post
Title:	Senior Vice President

Dated: July 16, 2012

ENGILITY CORPORATION

By:	/s/ Thomas O. Miiller
Name:	Thomas O. Miiller
Title:	Senior Vice President and General Counsel

Dated: July 16, 2012

Appendix A

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type		Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Contract value		ITD$ thru 5/25/2012		ETC$		Target Fee- Profit%		Option Periods Included
L-3 Communication Systems - East (from C2S2)	P-8A HMMS Support	• Upgrades to the current HMMS units • A support plan to maintain units beyond the warranty period	2/10/2012	2/9/2013	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Communication Systems - East (from C2S2)	70JME11013	United States Coast Guard (USCG) National Security Cutter (NSC), USCGC WAESCHE (WMSL-751)Automated Communications Resource Manager (ACRM) and ExComms Upgrades	8/26/2011	2/24/2012	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Communication Systems - West (from C2S2)	60DK000116	Modeling and Simulation Support for Tusker Wing Project	8/23/2010	9/24/2010	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Communication Systems - West (from C2S2)	70YDC11052	Firescout Support	1/10/2011	8/31/2011	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Communication Systems - West (from C2S2)	60DK000114	SATCOM Integration Support for AFRICOM	4/16/2011	7/28/2011	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Communications Systems - West (from C2S2)	ISBU12-SWAN-0001	SWAN SUPPORT	1/10/2012	9/4/2012	Domestic	USA	L3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 IEC (from C2S2)	C2S2-IEC-11133-1	T/A C011 - Video Scout Development Prgm.	5/13/2011	5/12/2012	Domestic	USA	C2S2 (SPAWAR)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 IEC (from C2S2)	C2S2-IEC-120134-1	VideoScout FOS MC3/CM3 Development Part 2	2/10/2012	1/31/2013	Domestic	USA	C2S2 (SPAWAR)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 IEC (from Stratis/C2S2)	2011-I-4-0001	Seaport Video Scout FoS CM3/MC3 Development	2/20/2012	2/20/2013	Domestic	USA	L3 Stratis	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	4143-M805-06 (Purchase Orders issued against IDWA) IDWA options run through 1/3/15	PMA-299 Program Support (Option Yr 2)	1/4/2012	1/3/2013	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	4143-M805-06 (Purchase Orders issued against IDWA) IDWA options run through 1/3/15	PMA-263 TDL 20 Program Support (Option Yr 2)	1/4/2012	1/3/2013	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	4143-M805-06 (Purchase Orders issued against IDWA) IDWA options run through 1/3/15	PMA-263 TDL 36 Program Support (Option Yr 2)	1/4/2012	1/3/2013	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	4143-M805-06 (Purchase Orders issued against IDWA)	Naval Data Distribution Support	3/10/2012	6/30/2012	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Applied Technologies (from Engility)	E11MM244	NAVEODTECH Refurbishment of 150kV & 2.3 MV FXR Equipment (GFE) (82I00112)	10/3/2011	4/25/2012	Domestic	USA	L3 Engility Corp	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 ATG (from GSES)	PO 10SH0171	Maxwell Equations Equivalent Circuit (MEEC) Code	10/4/2010	12/30/2011	Domestic	USA	L-3 GSES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 ATG (from GSES)	PO 11MM0066	MPU Testing	2/25/2011	8/31/2011	Domestic	USA	L-3 GSES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 ATG (from GSES)	PO 11DP0029	Assist Training	3/21/2011	12/31/2011	Domestic	USA	L-3 GSES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 ATG (from GSES)	PO 11SH0148	Electomagnetic Signatures	8/12/2011	2/12/2012	Domestic	USA	L-3 GSES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Applied Technologies (from GSES)	11SH0115	NRL IPAD (82I00077)	7/1/2011	4/5/2012	Domestic	USA	L3 Global Security & Engineering Solutions	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 ATG (from GSES)	11DE0284	Keeper & Gaskets	11/23/2011	2/28/2012	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 ATG (from GSES)	12MSO019	Assist Training	3/15/2012	4/30/2012	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 ATG (from GSES)	PO DME0038	Hemp Doors	3/19/2012	5/30/2012	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Applied Technologies (from GSES)	12JB0007	NRL/ONR Detection	3/8/2012	8/30/2012	Domestic	USA	L3 Global Security & Engineering Solutions	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Applied Technologies (from GSES)	12JB0008	NRL Pulsed Power Technology Assessment/Evaluation (82I00167)	3/15/2012	8/30/2012	Domestic	USA	L3 Global Security & Engineering Solutions	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type		Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Contract value		ITD$ thru 5/25/2012		ETC$		Target Fee- Profit%		Option Periods Included
L-3 Integrated Optical Systems- Brashear (from GSES)	PO # 11SH0113	China Lake KTIM Refurb	6/30/2011	4/30/2012	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Integrated Optical Systems- Brashear (from GSES)	PO # 11DP0298	China Lake Optical Tracking Mount (OTM) Upgrade	11/1/2011	11/1/2014	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	Pending, RFQ issued - under C2S2’s N00178-04-D-4143, D.O. M806	Spiral II Database Support	6/14/2012	8/11/2012	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Coleman Aerospace (from GSES)	2010-0908	Air Launch Hit to Kill	9/9/2010	4/30/2012	Domestic	US	GSES (AFRL-Eglin)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Integrated Optical Systems- Brashear (from GSES)	PO 11JS0046	onsite technical support DCS	10-Mar-11	31-Jul-12	Domestic	US	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 D.P. Associates Inc. (from MPRI)	ICWA MPRI-DPA-2012-001	ICITAP Program Simulator	4/14/2011	8/31/2013	Domestic	US	MPRI (ultimate customer DOJ)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 MID (From C2S2)	60DK000109	AFRICOM - Tactical Video Exploitation System (TVES) Integration & Upgrade	4/25/2011	12/31/2011	Domestic	USA	C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
								*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO #70JME11002	Systems Engineering 2020 (SE2020)	6/13/2011	11/9/2012	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#70JME11003	Systems Engineering 2020 (SE2020)	6/27/2011	6/13/2013	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	P.O.70JME11031	Delivery Order 0027, US Africa Command (AFRICOM) Outreach support	11/28/2011	8/31/2012	International	Germany	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#90VDJ11048	Network Infrastructure Team Support (NITS) Operation Enduring Freedom (OEF) Afghanistan/GSA ALLIANT	3/1/2011	2/28/2013	International	Afghanistan	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	Subk# 3810-0415-15-STRATIS	Tactical Exploitation of National Capabilities (TENCAP)- N00014-04-D-0518	1/1/2008	4/13/2016	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from GSES)	PO#11DP0324	National Level Exercise (NLE) 2012	10/3/2011	7/29/2012	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from MPRI)	PO#L3A-000003	United States European Command (USEUCOM) Joint Intelligence Operations Center Europe (JIOCEUR) Analytic Center (JAC) Analysis and Production Support (JAPS)	7/21/2011	7/20/2012	International	United Kingdom	L-3 MPRI	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 GSS (from MPRI)	MPRI-GSES-2010-001	Marine Security Enhancement Program	11/16/2009	5/1/2013	International	Republic of Equatorial Guinea (EG)	L-3 MPRI	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#POVDJ12023	Team Portable Collection System (TPCS)	11/21/2011	11/20/2014	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#70JME11024	SPAWAR DO 0038	9/26/2011	9/25/2012	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#70JME11025	SPAWAR DO 0039	9/26/2011	9/25/2012	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from GSES)	PO#12MS0022	REGION 2 CAD Cyber Wkshop (RESP)	7/24/2010	8/14/2012	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 GSS (from GSES)	PO#12JB0012	SBINet Deposition Support (Jeff D’Heron providing support)	3/30/2012	9/30/2012	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 GSS (from GSES)	PO#12JB0010	Automated Network Control Center Site Rep Support (John Kirby providing support)	9/30/2011	9/29/2012	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from MPRI)	N/A	GSA Schedule GS-07F-0838N; CDC BPA	12/1/2007	11/30/2012	Domestic	USA	L-3 MPRI	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from MPRI)	N/A	GSA Schedule GS-07F-0838N; CDC Biosurveillance Activity	2/20/2012	2/19/2013	Domestic	USA	L-3 MPRI	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; DHHS TAGGS	3/8/2011	3/7/2016	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type		Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Contract value		ITD$ thru 5/25/2012		ETC$		Target Fee- Profit%		Option Periods Included
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; National Mediation Board (NMB)	11/30/2005	9/30/2015	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; RANGE	6/1/2009	5/31/2014	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; EWS S/W MAINTENANCE	8/18/2009	8/17/2014	Domestic	USA	L-3 GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#70YDC121285	Systems Engineering 2020 (SE2020)	4/27/2011	4/6/2012	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	P.O.70JME11032	Delivery Order 0237, K5802 Outreach support	12/16/2011	3/16/2012	International	Germany	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#POVDJ10106	Team Portable Collection System (TPCS) PO000001	11/21/2010	11/20/2011	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#POVDJ11038	Team Portable Collection System (TPCS) PO000006	11/21/2010	11/20/2011	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	PO#POVDJ10082	Mobile Electronic Warfare Support System (MEWSS) PO000002	11/21/2009	11/20/2011	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	PO#1SH0027	Chenega Repairs	1/1/2011	12/31/2011	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	800949300.700.ET	BD & Mktg. Supt.	4/12/2011	12/31/2011	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	BP0002009.200.300.759.ET	Eng. Supt.	4/12/2011	12/31/2011	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	800920901.1.900	QA Supt.	4/12/2011	12/31/2011 (extendable to 6/30/12)	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	2011-1742	STOS Proposal Supt.	6/15/2011	8/5/2011	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	2011-1750	RVSS Proposal Supt.	9/19/2011	7/1/2012	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	2011-1751	IFT Proposal Supt.	9/19/2011	7/1/2012	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 CS-W/E&TS (from GSES)	2011-1751	MCCC Proposal Supt.	10/17/2011	12/31/2011	Domestic	USA	GS&ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from LOTSD)	LOTS-11-IDWA-05	Linguist Tracking System (LTS)	1/1/2011	12/31/2012	Domestic	USA	L-3 LOTSD	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

L-3 Unidyne, Inc. (from C2S2)	70KMR10157	CSCS Security Hardening	29-Sep-11	28-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70KMR10158	Marine Corps Tactical Trainer	29-Sep-11	28-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70KMR10159	CMSA, Atlantic, Bldg NH-139	29-Sep-11	28-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70JME11019	ESG-2 BLDG 1602	13-Sep-11	12-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70JME11026	TTGL Bldg 430 IESS Security	21-Sep-11	20-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70JME12015	GTMO Security Upgrades	13-Apr-12	30-Sep-12	Domestic*	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70CMS11039	LSV-3 Modifications/Upgrades	12-Mar-12	30-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70CMS11040	LSV-6 Modifications/Upgrades	12-Mar-12	30-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from C2S2)	70CMS11038	C4ISR Upgrades on Army Watercraft	12-Mar-12	30-Sep-12	Domestic	USA	L-3 C2S2	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from GSES)	PENDING	SPAWAR - INFRASTRUCTURE PROTECTION SOLUTIONS (IPS) RFP N65236-09-R-0022	2-May-12	1-May-13	Domestic	USA	L-3 GSES	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Seaport-e N00178-04-D-4143 Task Orders	<-- Affected if the Seaport-e contract N00178-04-D-4143 goes to Engility
L-3 Unidyne, Inc. (from Stratis)	2011-I-4-0002 Task 0015	ISEA Support for Training Systems	7-Oct-09	9-Jul-13	Domestic	USA	L-3 Stratis	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from Stratis)	2011-I-4-0002 Task FY01	Integrated Submarine Imaging Systems Installation Services	17-Apr-08	9-Aug-12	Domestic	USA	L-3 Stratis	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from Stratis)	2011-I-4-0002 Task FY02	CV-TSC Installations	12-Nov-10	11-Nov-12	Domestic	USA	L-3 Stratis	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from Stratis)	2011-I-4-0002 Task N401	Fleet Support for Ship Alteration Installations	11-Jul-06	1-Jan-12	Domestic	USA	L-3 Stratis	CPFF		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type	Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Contract value		ITD$ thru 5/25/2012		ETC$		Target Fee- Profit%		Option Periods Included
L-3 Unidyne, Inc. (from Stratis)	2011-I-4-0002 Task N402	Services and Material to support progressive repair capability	30-Jul-08	31-Jul-13	Domestic	USA	L-3 Stratis	CPFF	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from Stratis)	2011-I-4-0002 Task N403	Integrated Submarine Imaging Systems Installation Services	21-Nov-11	30-Sep-12	Domestic	USA	L-3 Stratis	CPFF	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc. (from Stratis)	2011-I-4-0002 Task N404	Towed Systems Support Facility	1-Jul-12	31-Dec-12	Domestic	USA	L-3 Stratis	CPFF	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	GTMO Security Upgrades are for US Government customer, but the work location is Guantanamo Bay, Cuba
**

Appendix B

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

This document, together with the attachments appended hereto constitutes the Terms and Conditions for the Subcontract between the parties, and acceptance is strictly limited to the terms and conditions contained herein. Additional or differing terms, conditions or limitations of liability proposed by Seller, whether in a quote, acceptance or delivery document shall have no effect unless accepted in writing by Buyer. Agreement by Seller to furnish the goods or services to these terms and conditions, or Seller’s commencement of such performance or acceptance of payment shall constitute acceptance by Seller of these Terms and Conditions.

1. Definitions

Words, as employed in this Agreement, shall have their normally accepted meanings. The following terms shall have the described meaning:

(a)	“Buyer” shall mean the party identified as the Buyer in this Subcontract.

(b)	“Subcontract” shall mean the Purchase Order, Subcontract, or Contract, these General Terms and Conditions, and any special conditions appended hereto or documents incorporated herein.

(c)	“Goods” shall mean those Goods identified in this Subcontract, which may be changed, from time to time by the mutual written agreement of the parties.

(d)	“Services” shall mean those Services identified in this Subcontract, which may be changed, from time to time by the mutual written agreement of the parties.

(e)	“Seller” shall mean the party identified as the Seller in this Subcontract.

(f)	“Franchise Distributor” shall mean a Distributor with which the Original Component Manufacturer (OCM) or the Original Equipment Manufacturer (OEM) has a contractual agreement to buy, stock, re-package, sell, and/or distribute its products lines.

(g)	“Independent Distributor (Broker)” shall mean a Distributor that purchases parts with the intention to sell or redistribute them.

2. Price

The prices established by this Subcontract are firm fixed prices unless otherwise stated in the Subcontract.

3. Schedule and Delivery; Notice of Delay

Seller shall strictly adhere to all Subcontract schedules. Time is and shall remain of the essence in the performance of this Subcontract. Seller shall notify Buyer in writing immediately of any actual or potential delay to the performance of this Subcontract. Such notice shall include a revised schedule and shall not constitute a waiver to Buyer’s rights and remedies hereunder.

4. New Materials; Packaging and Shipping

(a) All goods to be delivered hereunder shall consist of new materials;

(b) Seller shall prepare and package the goods to prevent damage or deterioration and shall use best commercial practice for packing and packaging of items to be delivered under this Subcontract, unless otherwise specified in the Subcontract;

(c) Unless otherwise stated in the Subcontract, F.O.B. point shall be Destination (Incoterms 2010 DDP for International transactions);

(d) For Subcontractors, Contract Manufacturers, OEM’s and Franchised Distributors – Only new and authentic materials are to be used in products delivered to Buyer. No counterfeit or suspect counterfeit parts (See 16b for a definition of Counterfeit Items) are to be contained within the delivered product. Parts shall be purchased directly from the OCMs/OEMs, or through the OCM/OEMs Franchised Distributor. Documentation must be available that authenticates traceability to the applicable OCM/OEM. Independent Distributors (Brokers) shall not be used without written consent from Buyer.

(e) For Independent Distributors – Independent Distributor’s procedures shall meet the requirements of IDEA-STD-1010 & SAE AS5553 and have a Quality Management System certified to AS9120:2002. The original manufacturers Certificate of Conformance (C of C) and all traceability documentation shall be included with each shipment of parts. It shall include the manufacturer’s name, part number, date codes, lot codes, serializations, and / or any other batch identifications. Seller is to contact Buyer in the event that the original OEM/OCM C of C and traceability documentation is not available. Inspections and tests required are as noted on the Subcontract. All inspecting and testing shall be performed to the original manufacturer’s specifications and parameters. Recorded evidence of all testing performed shall be included with each shipment. If suspect/counterfeit parts are furnished under this Subcontract and are found in any of the Goods delivered hereunder, such items will be impounded by Buyer. The Seller shall promptly replace such suspect/counterfeit parts with parts acceptable to the Buyer and the Seller shall be liable for all costs relating to the removal and replacement of said parts as specified in the Subcontract requirements or Distributor’s insurance policies. All occurrences of suspect and/or counterfeit parts will be immediately reported to the Buyer. Buyer reserves all contractual rights and remedies to address grievances and detrimental impacts caused by suspect/counterfeit parts.”

5. Inspection and Acceptance

(a) Buyer’s final acceptance of Goods or Services is subject to Buyer’s inspection within sixty (60) days after receipt at Buyer’s facility or such other place as may be designated by Buyer, notwithstanding any payment or prior test or inspection.

(b) Seller and its suppliers shall establish and maintain a quality control and inspection program as specified in the Subcontract. Subject to applicable national security regulations, Buyer and Buyer’s representatives shall have the right of access, on a non-interference basis, to any area of Seller’s or Seller’s supply chain sub-tier premises where any part of the work is being performed. Seller shall flow this requirement down to its sub tier supply chain suppliers as a condition of this Subcontract. Seller shall, without additional costs to Buyer, provide all reasonable in-plant accommodations, facilities, and assistance for the safety and convenience of the Buyer and the Buyer’s representatives in the performance of their duties.

(c) Seller shall keep and maintain inspection, test and related records, which shall be available to Buyer or Buyer’s representative. Seller shall allow copies to be made and shall furnish all information required by the Buyer or Buyer’s representative.

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

6. Rejection

If Seller delivers non-conforming Goods or Services, Buyer may, at its option and Seller’s expense: (i) return the Goods for refund or credit; (ii) require Seller to promptly correct or replace the Goods or Services; (iii) correct the nonconformance; or (iv) obtain conforming Goods or Services from another source. Buyer shall specify the reason for any return or rejection of nonconforming Goods or Services and/or shall describe the action taken. Seller shall be liable for any increase in costs, including procurement costs attributable to Buyer’s rejection of the non-conforming Goods or Services. If Buyer determines or has reason to believe that Goods provided contain suspect and/or counterfeit parts, Buyer shall provide Seller the appropriate notice, impound the suspect/counterfeit parts, and report all occurrences to ERAI and GIDEP.

7. Invoices

(a) Invoices may be mailed when Goods are shipped, but the time for payment shall not commence until Buyer’s actual or scheduled receipt, whichever is later, of items at their destination or upon satisfactory completion of Services.

(b) Buyer shall promptly pay Seller the amount due within 45 days, except if identified elsewhere in the Subcontract, unless the invoiced amount is in dispute. Buyer may withhold payment for shortages and/or non-conforming Goods or Services. Buyer may entertain discounts on Goods for expedited payments.

8. Changes

(a) By written order, Buyer may from time to time direct changes for: (i) technical requirements; (ii) shipment or packing methods; (iii) place of delivery, inspection or acceptance; (iv) reasonable adjustments in quantities, delivery schedules or both; (v) amount of Buyer–furnished property; (vi) time of performance; (vii) place of performance; and, (viii) terms and conditions of this contract required to meet Buyer’s obligations under Government prime contract or subcontract.

(b) If any such change causes an increase or decrease in the price or in the time required for its performance, Seller shall promptly notify Buyer thereof and assert its claim for equitable adjustment within thirty (30) days after the change is ordered, and an equitable adjustment shall be made. However, nothing in this provision shall excuse Seller from proceeding immediately with the directed change(s). Changes shall not be binding upon Buyer except when specifically confirmed in a written Subcontract or Change Order.

9. Force Majeure

The following events, and only the following events, shall constitute force majeure under this Subcontract: (a) acts of God or of a public enemy; (b) acts of Government; (c) fires; (d) floods; (e) epidemics; (f) quarantine restrictions; (g) strikes; (h) freight embargoes; and, (i) unusually severe weather. In each case, the failure to perform must be entirely beyond the control and without the fault or negligence of the Seller. Each party shall give the other immediate notice of any event that such party claims is a Force Majeure Condition that would prevent the party from performing its obligations hereunder, and of the cessation of the condition. A party’s notice under this Section shall include the party’s good faith estimate of the likely duration of the Force Majeure Condition.

10. Termination for Convenience

(a) Buyer may, by notice in writing, direct Seller to terminate work under this Subcontract , solely to the extend such work is terminated by Buyer’s customer, and such termination shall not constitute default. In such event, Buyer shall have all rights and obligations accruing to it either at law or in equity, including Buyer’s rights to title and possession of the goods and materials paid for. Buyer may take immediate possession of all work so performed upon notice of termination.

(b) Seller shall immediately stop work and limit costs incurred on the terminated work.

(c) If such termination is for the convenience of the Buyer, Buyer, after deducting any amount(s) previously paid, shall reimburse Seller for the actual, reasonable, substantiated and allowable costs with the total amount to be paid by the Buyer being determined by negotiation.

11. Termination for Default

(a) Buyer may, by written Notice of Default to Seller, terminate this Subcontract in whole or in part if the Seller fails to: (i) deliver the Goods or to perform the Services within the time specified in this Subcontract or any extension; (ii) make progress, so as to endanger performance of this Subcontract; or, (iii) perform any of the other material provisions of this Subcontract, provided, however, in the event of either (ii) or (iii) Buyer has provided Seller with prior written notice of the failure and a reasonable opportunity to cure.

(b) Buyer may require Seller to transfer title and deliver to Buyer, in the manner and to the extent directed by Buyer, any partially completed Goods and raw material, parts, tools, dies, jigs, fixtures, plans, drawings, Services, information and contract rights (Materials) as Seller has produced or acquired for the performance of this Subcontract, including the assignment to Buyer of Seller’s subcontracts. Seller further agrees to protect and preserve property in the possession of Seller in which Buyer has an interest. Payment for completed Goods delivered to and accepted by Buyer shall be at the Subcontract price. Payment for unfinished Goods or Services, which have been delivered to and accepted by Buyer and for the protection and preservation of property, shall be at a price determined in the same manner as provided in the Termination for Convenience provision hereof except that Seller shall not be entitled to profit. Buyer may withhold from Seller monies otherwise due Seller for completed Goods and/or Materials in such amounts as Buyer determines necessary to protect Buyer against loss due to outstanding liens or claims against said Goods and Materials.

(c) Seller shall promptly notify Buyer if Seller is the subject of any petition in bankruptcy. In the event of Seller’s bankruptcy, Buyer may require Seller to post such financial assurance, as Buyer, in its sole discretion, deems necessary. Failure to post such financial assurance upon ten (10) days written notice shall constitute a default under this Subcontract. The rights and remedies of Buyer in this clause are in addition to any other rights and remedies provided by law or under this Subcontract.

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

12. Compliance with Laws

(a) The parties shall comply with all applicable provisions of Federal, state, and local laws; ordinances and all lawful orders; rules, regulations. FAA, DOT and other transportation regulations and Hazard Communication Standards promulgated pursuant to the Occupational Health and Safety Act.

(b) The parties shall control the dissemination of and access to technical data, information and other items received under this Subcontract in accordance with U.S. export control laws and regulations.

(c) Export Control and Compliance.

If this order involves the delivery of products, software, technical data or services (which includes design, assembly, testing, repair, maintenance or modification to Buyer products or technologies) subject to United States export control laws and regulations Seller shall comply with all applicable U.S. export and re-export control laws and regulations and any local government export regulations.

(1)	ITAR Control and Compliance – Companies engaged in exporting or manufacturing (whether exporting or not) of defense articles or furnishing defense services are required to register with the Department of State, Directorate of Defense Trade Controls (“DDTC”) in accordance with ITAR 22 C.F.R. 122. Seller, by its offer and/or acceptance of this order, represents that it is registered with the DDTC. Proof of such registration will be promptly provided to Buyer upon request.

(2)	Non-U.S. Companies – Non-U.S. companies shall be registered as required under its local government export regulations. Canadian companies must be registered by the Canadian Federal or Provincial government authorities.

(3)	Seller shall maintain it’s registration throughout the complete period of performance of this order, including any warranty period, and shall immediately notify Buyer in the event that any such registration and/or other required authorization is revoked, expired or invalidated for any reason.

(4)	Seller’s failure to comply with the entirety of this Article shall be cause for default.

(d) Seller shall: (i) comply with the requirements of the Foreign Corrupt Practices Act, as amended, (FCPA) (15 U.S.C. §§78dd-1, et. seq.), regardless of whether Seller is within the jurisdiction of the United States; (ii) neither directly nor indirectly, pay, offer, give, or promise to pay or give, any portion of monies or anything of value received from Buyer to a non-U.S. public official or any person in violation of the FCPA and/or in violation of any applicable country laws relating to anti-corruption or anti-bribery; and, (iii) Seller hereby agrees not to interact with any government official, political party or public international organization on behalf of Buyer without the prior written permission of the Buyer’s Procurement Representative.

13. Standards of Business Ethics and Conduct

The Parties will conduct its business fairly, impartially, and in an ethical and proper manner. The Parties shall not engage in any personal, business or investment activity that may be defined as a conflict of interest, whether real or perceived. If a Party has cause to believe that the other Party or any employee or agent of the Party has behaved improperly or unethically under this contract, the Party is encouraged to exert reasonable effort to report such behavior when warranted.

14. Intellectual Property

(a) If this Subcontract is issued to support a prime contract between the Buyer and an agency of the United States Government and wherein said prime contract includes either FAR 52.227-13 or DFAR 252.227-7038 (hereinafter, “Government Prime Contract”), then:

(1)	Buyer and Seller agree that the resulting order will comply with the policies and procedures established by FAR 27.304-3(c) and agree that the resulting order shall include provisions consistent with the above referenced FAR or DFAR provisions relating to patent rights in inventions. Both parties further agree to comply with all other applicable government procurement regulations dealing with subcontractor rights in technical data, subject inventions, copyrights, software, and other intellectual property, including DFARS 252.227-7013 and DFARS 252.227-7014. Seller agrees to convey rights in software and data to the U.S. Government consistent with such applicable government procurement regulations; and

(2)	Seller agrees to grant to Buyer and to Buyer’s subcontractors and customers a limited, non-exclusive, non-transferable, paid-up worldwide license to use any and all intellectual property (whether domestic or foreign), including patents, copyrights, industrial designs and/or mask works owned or controlled by Seller at any time or licensed to Seller, provided such a sublicense does not conflict with any provisions of the license to the Seller (hereinafter, the “Seller’s Intellectual Property”) for the sole purpose of fulfilling Buyer’s obligations under the Government Prime Contract.

(b) If this Subcontract is issued for any purpose other than to support a Government Prime Contract, then:

(1)	Any work, writing, idea, discovery, improvement, invention (whether patentable or not) trade secret or intellectual property of any kind first made or conceived by Seller in the performance of this Subcontract or which is derived from the use of information supplied by Buyer (hereinafter, the “Foreground Intellectual Property”) shall be the property of the Buyer. Seller shall disclose promptly all such Foreground Intellectual Property to Buyer, and shall execute all necessary documents to perfect Buyer’s title thereto and to obtain and maintain effective protection thereof. Any work produced under this Subcontract is to be deemed a work-for-hire to the extent permitted by law, and, to the extent not so permitted, shall be assigned to, and shall be, the exclusive property of, the Buyer; and

(2)	Seller hereby grants to Buyer, and to Buyer’s subcontractors and customers, in connection with the use, offer for sale, or sale of products provided to or work being performed for Buyer, an irrevocable, non-exclusive, paid-up, worldwide license under any and all Seller’s Intellectual Property; and

(3)	Seller hereby grants to Buyer, and to Buyer’s subcontractors and customers, a perpetual, non-exclusive, paid-up, worldwide license to reproduce, distribute copies of, perform publicly, display publicly, or make derivative works from any software included in or provided with Goods or Services under this Subcontract (hereinafter, the “Software Documentation”) as reasonably required by Buyer in connection with Buyer’s testing or use of the Good or Service; and

(4)

Notwithstanding anything in the foregoing to the contrary, Seller shall in no way be restricted with regard to the use or disclosure of any information, designs or data which originated with Seller and Seller shall have the right (including necessary rights under any patents or copyrights assigned to Buyer) to use, disclose

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

and authorize others to use and disclose any such information, designs, and data which originated with it provided that no Proprietary Information received from Buyer is used or disclosed.

15. Proprietary Information and Rights

(a) Subject to 15(d) and Article 14, Intellectual Property, the Parties shall only share Proprietary Information under a particular Purchase Order pursuant to an existing Proprietary Information Agreement (PIA) [Ref: Insert PIA#];

(b) Unless otherwise agreed to in a subsequent writing or expressly set forth in this Subcontract and subject to Article 15d, all specifications, information, data, drawings, software and other items supplied to Buyer shall be disclosed to Buyer without any restrictive rights on a non-proprietary basis;

(c) Unless otherwise agreed to in a subsequent writing or expressly set forth in this Subcontract and subject to Article 15d, all specifications, information, data, drawings, software and other items which are: (i) supplied to Seller by Buyer; or, (ii) paid for by Buyer during the performance of this Subcontract shall be treated as proprietary to Buyer and shall not be disclosed to any third party without Buyer’s express written consent. Seller agrees not to use any such furnished information except to perform this Subcontract; and,

(d) Applicable U.S. Government Procurement Regulations incorporated into this Subcontract shall take precedence over any conflicting provision of this Article 15 to the extent that such Regulations so require. The incorporation by reference of such U.S. Government Regulations dealing with Seller’s rights in Technical Data, subject inventions, copyrights, software and similar intellectual property are not intended to, and shall not, unless otherwise required by applicable law, obviate or modify any greater rights which Seller may have previously granted to Buyer pursuant to prior agreements between the parties.

16. Goods Warranty

(a) Seller warrants the Goods delivered pursuant to this Subcontract, unless specifically stated otherwise in this Subcontract, shall (i) be new; (ii) be and only contain materials obtained directly from the OEM or an authorized OEM reseller or distributor (Note – Independent Distributors (Brokers) shall not be used by Seller without written consent from Buyer); (iii) not be or contain Counterfeit Items; (iv) contain only authentic, unaltered OEM labels and other markings; (v) have documentation made available upon request that authenticates traceability to the applicable OEM; and (vi) be free from defects in workmanship, materials, and design and be in accordance with all the requirements of this Subcontract. Seller further warrants that the performance of work and services shall conform with the requirements of this Subcontract. These warranties shall survive inspection, test, final acceptance and payment of Goods and Services;

(b) For purposes of this Section 16 Warranty, and Article 6 – Rejection, a “Counterfeit Item” is defined to include, but is not limited to, (i) an item that is an illegal or unauthorized copy or substitute of an OEM item; (ii) an item that does not contain the proper external or internal materials or components required by the OEM or that is not constructed in accordance with OEM specification; (iii) an item or component thereof that is used, refurbished or reclaimed but the Seller represents as being a new item; (iv) an item that has not successfully passed all OEM required testing, verification, screening and quality control but that Seller represents as having met or passed such requirements; or (v) an item with a label or other marking intended, or reasonably likely, to mislead a reasonable person into believing a non-OEM item is a genuine OEM item when it is not;

(c) Seller warrants that any hardware, software, and firmware Goods delivered under this Subcontract to the extent reasonably possible: (i) do not contain any viruses, malicious code, Trojan horse, worm, time bomb, self-help code, back door, or other software code or routine designed to (a) damage, destroy, or alter any software or hardware; (b) reveal, damage, destroy, or alter any data; (c) disable any computer program automatically; or (d) permit unauthorized access to any software or hardware; and (ii) do not contain any 3rd party software (including software that may be considered free software or open source software) that (a) may require any software to be published, accessed or otherwise made available without the consent of Buyer or (b) may require distribution, copying or modification of any software free of charge;

(d) This warranty shall cover a period 12 months following delivery; and,

(e) Remedies shall be at Buyer’s election, including those specified in Article 6 herein.

17. Services Warranty

Unless stated otherwise in the documents accompanying these terms and conditions, Seller shall warrant all Services against defects in performance for a period of one year following delivery. If this Subcontract includes the provision of Services, Seller warrants that it has and will maintain sufficient trained personnel to promptly and efficiently execute the Services contemplated under this Subcontract. Seller further warrants that the Services shall be performed to at least the standard of performance reasonably expected of similar service providers in Buyer’s geographic region.

18. International Transactions

(a) Payment will be in United States dollars unless otherwise agreed to by specific reference in this Subcontract.

(b) When Buyer has identified an offset obligation directly related to the performance of this Subcontract in its solicitation or in relation to any properly enacted modification, and Seller’s performance of this Subcontract generates offset credits which Buyer could use to satisfy that identified offset obligation, then Buyer shall have the right to such Seller offset credits. The Buyer shall have no rights to any other offset credits that may be generated by the Seller in connection with this Subcontract. The Seller agrees to provide all reasonably necessary information in such form as may be required to enable Buyer to obtain the aforementioned offset credits.

19. Indemnification

(a) Seller agrees to indemnify and save Buyer harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury, including death, caused solely by the negligence or willful misconduct of Seller, its agents, employees or Seller’s affiliates in connection with Seller’s work under this Contract.

Buyer agrees to indemnify and save Seller harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury, including death, caused solely by the negligence or willful misconduct of Buyer, its agents or employees in connection with Seller’s work under this Contract.

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

If the negligence or willful misconduct of both Seller and Buyer (or a person identified above for whom each is liable) is the sole cause of such damage or injury, the loss, cost or expenses shall be shared between Seller and Buyer in proportion to their relative degrees of negligence or willful misconduct and the right of indemnity shall apply for such proportion.

(b) Should Buyer’s use, or use by its distributors, subcontractors or customers, of any Goods or Services purchased from Seller be enjoined, be threatened by injunction, or be the subject of any legal proceeding, Seller shall, at its sole cost and expense, either: (i) substitute fully equivalent non-infringing Goods or Services; (ii) modify the Goods or Services so that they no longer infringe but remain fully equivalent in functionality; (iii) obtain for Buyer, its distributors, subcontractors or customers the right to continue using the Goods or Services; or, (iv) if none of the foregoing is possible, refund all amounts paid for the infringing Goods or Services.

(c) Seller shall without limitation as to time, defend, indemnify and hold Buyer harmless from all liens which may be asserted against property covered hereunder, including without limitation mechanic’s liens or claims arising under Worker’s Compensation or Occupational Disease laws and from all claims for injury to persons or property arising out of or related to such property unless the same are caused solely and directly by Buyer’s negligence.

20. Buyer’s Property

(a) All drawings, tools jigs, dies, fixtures, materials, and other property supplied or paid for by Buyer shall be and remain the property of Buyer; and if Seller fails to return such property upon Buyer’s demand, Buyer shall have the right, upon reasonable notice, to enter Seller’s premises and remove any such property at any time without being liable for trespasses or damages of any sort.

(b) All such items shall be used only in the performance of work under this Subcontract unless Buyer consents otherwise in writing.

(c) Seller shall have the obligation to maintain any and all property furnished by Buyer to Seller and all property to which Buyer acquires an interest by this Subcontract and shall be responsible for all loss or damage to said property except for normal wear and tear.

(d) Upon request, Seller shall provide Buyer with adequate proof of insurance against such risk of loss or damage.

(e) Seller shall clearly mark, maintain an inventory, and keep segregated or identifiable all of Buyer’s property.

21. Insurance

If this Subcontract is for the performance of Services on Buyer’s premises, or, Seller utilizes their own vehicles to deliver Goods to Buyer’s facility, Seller shall maintain the following insurance in at least the minimum amounts stated herein.

Seller shall also maintain, and Seller shall cause its subcontractors to maintain, such general liability, property damage, employers’ liability, and worker’s compensation insurance, professional errors and omissions insurance, motor vehicle liability (personal injury and property damage) insurance and aviation liability as are maintained in their normal and ordinary course of business. Upon request by the Buyer, Seller shall provided certificates of insurance evidencing limits of not less than the following:

1.	Commercial General Liability $5,000,000 combined single limit per occurrence (including products/completed operations and contractual liability coverage)
2.	Workers’ Compensation Statutory for the jurisdiction where the work is to be performed, including Federal Acts if applicable Employers’ Liability, $1,000,000 each person/accident. In states where Workers’ Compensation insurance is a monopolistic state-run system (e.g., Ohio, Washington, North Dakota, and Wyoming), Seller shall add Stop Gap Employers Liability with limits not less than $500,000 each accident or disease. To the extent that any work to be performed is subject to the Jones Act, the Longshore and Harbor Workers Compensation Act, or the Defense Base Act, the Workers’ Compensation policy must be endorsed to cover such liability under such Act.

3.	Automobile Liability $5,000,000 combined single limit per accident

Some or all of the following additional insurance coverages may be required, depending upon the nature of the work to be performed by the Subcontractor. Final determinations of insurance coverage requirements will be made based on the Subcontract’s statement of work.

If Applicable:

A.	Professional Liability $5,000,000 per claim

1.	Internet Liability and Network Protection (Cyberrisk) insurance with limits of at least $2,500,000 each claim or wrongful act.

2.	Media Liability insurance with limits of at least $2,500,000 each claim or wrongful act.

B.	Aviation Liability including products $50,000,000 per occurrence (including aircraft products and completed operations and War, Hijacking and other perils (AVN 52D)

C.	Hangarkeepers’ Liability $50,000,000 per occurrence

D.	All Risk Property Insurance Replacement Value (covering property of Buyer or Buyer’s customer in the care, custody or control of Seller and include Buyer as Loss Payee.

E.	Fidelity or Crime insurance covering employee dishonesty, including but not limited to dishonest acts of Seller , its employees, agents, subcontractors and anyone under Seller’s supervision or control. The Seller shall be liable for money, securities or other property of Buyer. Seller shall include a client coverage endorsement written for limits of at least $1,000,000 and shall include Buyer as Loss Payee.

F.	Environmental Insurance (Contractor’s Pollution Liability) with limits of at least $5,000,000 each occurrence, claim, or wrongful act and $10,000,000 aggregate. The policy must include Buyer, its Affiliates, and their directors, officers, and employees as Additional Named Insureds. Seller shall provide a copy of the Additional Insured endorsement to Buyer. If required within the scope of Seller’s work to be performed, the insurance required herein cannot exclude coverage for bodily injury, property damage, pollution or environmental harm resulting from or arising out of the work to be performed, asbestos, lead or silica-related claims, claims arising out of microbial matter or bacteria, testing, monitoring, measuring operations or laboratory analyses, or liability arising out of the operation of a treatment facility. The policy must contain a separation of insureds clause. If a motor vehicle is used in connection with the work to be performed, the Business Automobile Liability policy will include coverage at least as broad as Insurance Services Office (ISO) CA 99 48 and be endorsed to include Motor Carrier Act endorsement MCS 90.

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

G.	Pollution Legal Liability with limits of at least $3,000,000 each occurrence, claim, or wrongful act and $6,000,000 aggregate

The above limits may be satisfied by any combination of both primary and excess limits. Seller shall arrange a waiver of subrogation for the above and with the exception of 2., B., C.,. shall name Buyer as an additional insured under each of the above policies and shall provide to Buyer, within fifteen (15) days of Buyer issuance of this subcontract, a Certificate of Insurance evidencing compliance with this section.

22. Release Of Information

Seller shall not publish any information developed under this Subcontract, nor disclose, confirm, or deny any details about the existence or subject matter of this Subcontract, or use Buyer’s name in connection with Seller’s sales promotion or publicity without prior written approval of the Buyer.

23. Disputes

The provisions of this Subcontract shall be interpreted in accordance with the laws of the State of New York without resort to said state’s Conflict of Law rule, and in accordance with its fair meaning and not strictly against either party. Pending final resolution of a dispute hereunder, Seller shall proceed diligently with the performance of this Subcontract and in accordance with all the Terms and Conditions contained herein and with the Buyer’s direction thereof. Buyer and Seller shall each bear its own costs of processing any dispute hereunder. In no event shall the Seller acquire any direct claim or direct course of action against the United States Government.

24. Assignments and Subcontracting

(a) Neither this Subcontract nor any interest herein nor claim hereunder may be transferred, novated, assigned or delegated by Seller; nor may all or substantially all of this Subcontract be further subcontracted by Seller without the prior written consent of Buyer. Lack of consent shall not be deemed as a waiver or otherwise relieve Seller of its obligations to comply fully with the requirements hereof.

(b) Notwithstanding the above, Seller may, without Buyer’s consent, assign moneys due or to become due hereunder provided Buyer continues to have the right to exercise any and all of its rights hereunder, settle any and all claims arising out of, and enter into amendments to the Subcontract without notice to or consent of the assignee. Buyer shall be given prompt notice of any assignment. Amounts so assigned shall continue to be subject to any of Buyer’s rights to set-off or recoupment under this Subcontract or at law.

(c) Either Party may assign this Subcontract to any successor in interest.

25. Government Contracts

For each Subcontract awarded in support of and charged to a U.S. Government Contract, Supplement 1 – U.S. Government Contract Provisions from the Federal Acquisition Regulation (FAR) [Buyer’s Form CC009] and Supplement 2 – U.S. Government Contract Provisions from the Defense Federal Acquisition Regulation [Buyer’s Form CC010] shall apply along with any other applicable flow-downs required by the Federal Acquisition Regulation (FAR) or the Defense Federal Acquisition Regulation Supplement (DFARS) or any other Federally published Supplement. All such appended FAR, DFARS, or other clauses are incorporated by reference as if set forth at length herein. The Seller shall ensure that all such applicable flow-down clauses are included in each lower tier subcontract with Seller’s suppliers.

26. Order of Precedence

In the event of a conflict between these Terms and Conditions and other portions of the Subcontract, the order of precedence shall be: (a) any typed provisions on the face of Buyer’s Subcontract specifically modifying the terms of this Subcontract; (b) the terms and conditions set forth in that certain Master Supply Agreement executed between Buyer and Seller; (c) these Terms and Conditions; and, (d) any other provisions set forth in the Buyer’s Subcontracts including any terms and conditions stated or referenced therein.

27. Independent Contractor Status

Seller is, and shall remain, an independent contractor during the performance of this Subcontract.

28. Communication with Buyer’s Customer

Buyer shall be solely responsible for any and all communication with Buyer’s customer regarding this or any related Subcontract.

29. Survivability

All of the provisions of this Subcontract shall survive the termination (whether for convenience or default), suspension or completion of this Subcontract unless they are clearly intended to apply only during the term of this Subcontract.

30. Audit Rights

Buyer reserves the right, to the extent required by applicable law or regulation to have U.S. Government representative audit Seller’s records to assure compliance with the terms of this Subcontract. Seller shall make available all data reasonably requested by Buyer.

31. Taxes

Unless this Subcontract specifies otherwise, the price of this Subcontract includes, and Seller is liable for and shall pay, all taxes, impositions, charges and exactions imposed on or measured by this Subcontract except for applicable sales and use taxes that are separately stated on Seller’s invoice. Prices shall not include any taxes, impositions, charges or exactions for which Buyer has furnished a valid exemption certificate or other evidence of exemption.

32. Electronic Transmissions

(a) The parties agree that if this Subcontract is transmitted electronically, neither party shall contest its validity, or any acknowledgment thereof, on the basis that this Subcontract or acknowledgment contains an electronic signature.

(b) Seller shall, at Buyer’s request and Seller’s expense, send and receive business transactions by electronic means using Web-based technologies. Such Web-based technologies for electronic transmissions may include a) email and (b) the Internet directly between Buyer and Seller.

33. Standards on Slavery and Human Trafficking in the Supply Chain

(a)	Suppliers – Pursuant to the California Transparency in Supply Chains Act and consistent with our commitment to excellence and corporate social responsibility, Buyer supports the eradication of human trafficking and slavery in supply chains around the world, including in our own. Buyer sets forth the following Company Standards that its suppliers must meet in order to do business with Buyer:

•	Suppliers that provide goods or services to Buyer shall operate in full compliance with the laws of their respective countries and with all other applicable laws, rules and regulations.

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

•	Suppliers shall employ only workers who meet the applicable minimum legal age requirement for employment in the country or countries in which they are doing business.

•	Suppliers shall not employ any prison, indentured or forced labor.

•	Suppliers must comply with all applicable laws, regulations and industry standards on working hours and working conditions.

•

Suppliers must certify that materials incorporated into goods provided to Buyer comply with the laws regarding slavery and human trafficking of the country or countries in which they are doing business.

(b)	As a condition of doing business with Buyer, our suppliers must comply with these Company Standards. Buyer will continue to develop monitoring systems to assess and ensure compliance. If Buyer determines that a supplier has violated these Standards, Buyer may, in its discretion, either terminate the business relationship and/or require the supplier to implement a corrective action plan as a condition of future business.

34. LIMITATION OF LIABILITY

IN NO EVENT SHALL SELLER BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES, OR ANY DAMAGE DEEMED TO BE OF AN INDIRECT OR CONSEQUENTIAL NATURE ARISING OUT OF OR RELATED TO ITS PERFORMANCE UNDER THE CONTRACT, WHETHER BASED UPON BREACH OF CONTRACT, WARRANTY, NEGLIGENCE AND WHETHER GROUNDED IN TORT, CONTRACT, CIVIL LAW OR OTHER THEORIES OF LIABILITY, INCLUDING STRICT LIABILITY. TO THE EXTENT THAT THIS LIMITATION OF LIABILITY CONFLICTS WITH ANY OTHER PROVISION(S) OF THIS CONTRACT, SAID PROVISION(S) SHALL BE REGARDED AS AMENDED TO WHATEVER EXTENT REQUIRED TO MAKE SUCH PROVISION(S) CONSISTENT WITH THIS PROVISION. IN NO EVENT SHALL THE TOTAL CUMULATIVE LIABILITY OF SELLER OR ITS SUBCONTRACTORS OR SUPPLIERS OF ANY TIER WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE FOR THE PERFORMANCE OR BREACH OF THE CONTRACT OR ANYTHING DONE IN CONNECTION THEREWITH EXCEED THE CONTRACT PRICE. NOTWITHSTANDING ANYTHING ELSE IN THE CONTRACT TO THE CONTRARY, THE STATED MONETARY LIMITATION HEREINABOVE IS THE MAXIMUM LIABILITY SELLER HAS TO THE BUYER.

Appendix C

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Exclusivity		Exh A
L-3 Communication Systems - East (from C2S2)	United States Coast Guard (USCG) National Security Cutter (NSC), USCGC STRATTON (WMSL-752) Automated Communications Resource Manager (ACRM) and ExComms Upgrades	Long lead material and production of 68 PWAs	6/1/2012	5/31/2013	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 Communication Systems - East (from C2S2)	Integrated Cyber Operations (ICO) Pillar	1. Electronic Key Management System (EKMS) 2. Crypto Modernization 3. Cryptographic Equipment/High Assurance Internet Protocol Equipment (HAIPE) 4. TEMPEST (Tests Emissions Security) 5. Information Assurance 6. Security Engineering 7. Shipboard Interior/Exterior Communications	40934	7//12/2014	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*

L-3 Link Simulation & Training (from C2S2)	Japanese Landing Craft Air Cushion (LCAC)	Link to provide a “Deep Skirt Model” for Japan’s LCAC Full Mission Simulator Upgrade	6/1/2013 (estimated)	6/1/2014 (estimated)	International	Japan	C2S2 who is the prime to the Japanes Ministry of Defense	*	*	*	*	*	*	*	*	*	*
Link Simulation & Training (from MPRI)	Operations, Training and Resource Support Services (OPTARSS II) - L-3 Team	Multiple Award (??? Primes) IDIQ for US Army Forces Command (FORSCOM) to provide services and support for operations and training of Army units at domestic installations.	TBD	TBD	Domestic		PEO-STRI	*	*	*	*	*	*	*	*	*	*
Link Simulation & Training (from MPRI)	Maneuver Center of Excellence (MCOE) Training and Support Services	Multiple Award (??? Primes) IDIQ for US Army Maneuver Center of Excellence (Fort Benning, GA) to provide services and support for training of Army units at Fort Benning, GA, and its associated training areas.	TBD	TBD	Domestic		Army Field User	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Exclusivity		Exh A
L-3 IEC (from C2S2)	Seaport Video Scout FoS CM3/MC3 Development	Next generation video scout development	2/13/2013	2/13/2014	Domestic	USA	C2S2 (U.S. Navy as end customer)	*	*	*	*	*	*	*	*	*	*
L-3 Interstate Electronics (from GSES)	Port Security for Sub Bases in Vietnam	SEIT, wireless comm, data management services for port security	TBD	TBD	International	Vietnam	GS&ES	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from GSES)	Contracted Advisory and Assistance Services IV (CAAS IV) ID/IQ	Provide training analysis, curriculum and courseware development.	2/3/2010	Anticipate subcontract will run through Oct 2016	Domestic	US	GSES (USAF end customer)	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	4143-M805-06 (Purchase Orders issued against IDWA) IDWA options run through 1/3/15	PMA-299 Program Support (Option Yr 2)	1/4/2012	1/3/2013	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	4143-M805-06 (Purchase Orders issued against IDWA) IDWA options run through 1/3/15	PMA-263 TDL 20 Program Support (Option Yr 2)	1/4/2012	1/3/2013	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*
L-3/D.P. Associates Inc. (from C2S2)	4143-M805-06 (Purchase Orders issued against IDWA) IDWA options run through 1/3/15	PMA-263 TDL 36 Program Support (Option Yr 2)	1/4/2012	1/3/2013	Domestic	US	L-3 C2S2 (US Navy ultimate customer)	*	*	*	*	*	*	*	*	*	*
L-3 D.P. Associates Inc. (from MPRI)	Arab Academy for Science, Technology & Maritime Transport	Provide training and simulation based products for Arab Academy Maritime and Railroad training efforts	Upon program funding - TBD	NLT 30 Jun 2014	International	Egypt	Arab Academy for Science, Technology, and Marine Transport	*	*	*	*	*	*	*	*	*	*

L-3 STRATIS (from C2S2)	SPAWAR EUCOM C4ISR IT Support Services (Joint Warfighter)	Support US Navy, Armed Services and Unified Commands in all aspects of C4ISR engineering, continuing operations, managing technology refreshment for SPAWAR customers.	6/15/2011	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	Intelligence Operations and Communications Support Capabilities and Solutions (IOCS)	The purpose of this contract is to provide services and supplies to the SCR Division in support of a subset of intelligence and communications projects, including special warfare mission requirements, systems engineering and integration for intelligence/intelligence related fixed-base and mobile communications and computer systems; and communications support for intelligence surveillance and reconnaissance systems including unmanned vehicles, systems training and operational support.	4/12/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Exclusivity		Exh A
L-3 GSS (from GSES)	FEMA PAMSS	FEMA’s National Continuity Programs (NCP) with program and mission support services. L-3 STRATIS will provide Task Manager(s) and the majority of required staff, fully qualified, for awarded task orders related to Operation Rendezvous (OPRON) (Gvt RFP No HSFWEMW-12-R-0001)	3/6/2012	TBD	Domestic	USA	L-3 GSES	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	SPAWAR Battlespace Awareness (BA) Pillar	The contractor shall provide support for a broad range of Government services and solutions (equipment and services) associated with full system life cycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable C5ISR, Information Operations, Enterprise Information Services (EIS) and Space capabilities.	1/31/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	SPAWAR Integrated Cyber Operations (ICO) Pillar	The ICO Portfolio requirements encompass all aspects of information assurance including cryptographic devices and Network User Authentication. Tasks supported under this procurement will be related to delivering capabilities to operate, secure and defend networks and data in support of the warfighter’s mission.	1/31/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	SPAWAR Decision Superiority (DS) Pillar	The anticipated work will include engineering and development of command and control (C2) systems and application development for command, control, and decision support systems to enable utilization of information and decision aids to support decision making.	1/31/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Exclusivity		Exh A
L-3 STRATIS (from C2S2)	SPAWAR Business and Force Support (BFS) Pillar	The anticipated work will support the customers’ ability to execute mission-essential business operations and other business and force support functions by developing, delivering and supporting systems and applications in the functional areas of Acquisition, Financial Management, Civilian Personnel ,Legal, Administration, Military Manpower and Personnel, Logistics (includes Facilities, Environmental, Material, and Supply Management), Training & Education, Medical, Travel, Strategic Planning, Base Facility Support, and Security Systems.	1/31/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	SPAWAR Production, Installation and In-Service (PII) Pillar	The anticipated work will include life cycle logistics, training and large-scale integration efforts to deliver and sustain C5ISR mission capabilities for surface, shore, sub-surface platforms and foreign military sales activities and cases.	1/31/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	SPAWAR Transport and Computing Infrastructure (TCI) Pillar	The anticipated work will include the Ashore, Afloat, Mobile, Joint, and Federal Infrastructure business areas to include communications, satellite and jointspace communications, networks, network operations, network management, common computing environment, infrastructure to include all hardware and software components, cloud computing, afloat data centers and server hosting environments, consolidated network enterprise services components, and wireless networking.	1/31/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	Software and Systems Engineering Services Next Generation (SSES NextGen)	Provide engineering and technical services to the CECOM LCMC SEC, its components and their successors	1/3/2011	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	Seaport-e	IT, Cyber Security	TBD	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*
L-3 STRATIS (from C2S2)	Seaport-e TO - DON/AA ITD IT Systems & Applications Support	Providing IT Services	7/12/2012	TBD	Domestic	USA	L-3 C2S2	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Exclusivity		Exh A
L-3 Unidyne, Inc (from C2S2)	SPAWAR- PRODUCTION, INSTALLATION, AND IN-SERVICE SUPPORT (PII)	The scope of this contract covers the entire spectrum of non-inherently governmental services and solutions (equipment and services) associated with the full system lifecycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, Reconnaissance (C5ISR), Information Operations, Enterprise Information Services (EIS) and Space capabilities. Although not limited beyond the description above, this contract has a primary focus on mission capabilities within the Production, Installation, AND In-Service Support Portfolio (PII).	8/1/2012	7/31/2017	Domestic (with the possibility of some DoD tasking taking place in international locations)		SPAWAR	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc (from C2S2)	SPAWAR- TRANSPORT & COMPUTING INFRASTRUCTURE (TCI)	The scope of this contract covers the entire spectrum of non-inherently governmental services and solutions (equipment and services) associated with the full system lifecycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, Reconnaissance (C5ISR), Information Operations, Enterprise Information Services (EIS) and Space capabilities. Although not limited beyond the description above, this contract has a primary focus on mission capabilities within the Transport and Computing Infrastructure (TCI) Portfolio.	8/1/2012	7/31/2017	Domestic (with the possibility of some DoD tasking taking place in international locations)		SPAWAR	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)		Sole Source / Comp		Prime / Sub		Exclusivity		Exh A
L-3 Unidyne, Inc	SPAWAR- DECISION SUPERIORITY (DS)	The scope of this contract covers the entire spectrum of non-inherently governmental services and solutions (equipment and services) associated with the full system lifecycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, Reconnaissance (C5ISR), Information Operations, Enterprise Information Services (EIS) and Space capabilities. Although not limited beyond the description above, this contract has a primary focus on mission capabilities within the Decision Superiority Portfolio.	8/1/2012	7/31/2017	Domestic (with the possibility of some DoD tasking taking place in international locations)		SPAWAR	*	*	*	*	*	*	*	*	*	*
L-3 Unidyne, Inc (from C2S2)	SPAWAR - BUSINESS & FORCE SUPPORT (BFS)	The scope of this contract covers the entire spectrum of non-inherently governmental services and solutions (equipment and services) associated with the full system lifecycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, Reconnaissance (C5ISR), Information Operations, Enterprise Information Services (EIS) and Space capabilities. Although not limited beyond the description above, this contract has a primary focus on mission capabilities within the Business and Force Support (BFS) Portfolio.	8/1/2012	7/31/2017	Domestic (with the possibility of some DoD tasking taking place in international locations)		SPAWAR	*	*	*	*	*	*	*	*	*	*

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)	Sole Source / Comp	Prime / Sub	Exclusivity	Exh A
L-3 Unidyne, Inc (from C2S2)	SPAWAR - BATTLESPACE AWARENESS (BA)	The scope of this contract covers the entire spectrum of non-inherently governmental services and solutions (equipment and services) associated with the full system lifecycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, Reconnaissance (C5ISR), Information Operations, Enterprise Information Services (EIS) and Space capabilities. Although not limited beyond the description above, this contract has a primary focus on mission capabilities within the Battle-space Awareness (BA) Portfolio.	8/1/2012	7/31/2017	Domestic (with the possibility of some DoD tasking taking place in international locations)		SPAWAR	**	**	**	**	**
L-3 Unidyne, Inc (from C2S2)	SPAWAR - INTEGRATED CYBER OPERATIONS SUPPORT (ICO)	The scope of this contract covers the entire spectrum of non-inherently governmental services and solutions (equipment and services) associated with the full system lifecycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, Reconnaissance (C5ISR), Information Operations, Enterprise Information Services (EIS) and Space capabilities. Although not limited beyond the description above, this contract has a primary focus on mission capabilities within the Integrated Cyber Operations (ICO) Portfolio.	8/1/2012	7/31/2017	Domestic (with the possibility of some DoD tasking taking place in international locations)		SPAWAR	**	**	**	**	**
L-3 Unidyne, Inc (from C2S2)	SPAWAR - NATIONAL CAPITOL REGION (NCR) ELECTRONIC SECURITY SYSTEMS RFP N65236-09-R-0159 AWARD PENDING	NCR Security Engineering Support of Systems Engineering analysis and development services for Anti-Terrorism/Force Protection Systems	3/1/2012	2/28/2017	Domestic		SPAWAR	**	**	**	**	**
L-3 Unidyne, Inc (from C2S2)	US COAST GUARD - LIFE SUPPORT SYSTEMS TECHNICAL ASSISTANCE (SEAPORT-E TASK ORDER RFP N00024-11-R-3410 AWARD PENDING)	Services for Program and Technical Support for the United States Coast Guard Life Support Systems	PLANNED 10/1/2011	9/30/2014	Domestic		US COAST GUARD	**	**	**	**	**

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	Program Name	Proposed Scope	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Category (New/ Follow-on)	Sole Source / Comp	Prime / Sub	Exclusivity	Exh A
Seaport-e (N00178-04-D-4143) Task Orders	<-- Affected if the Seaport-e contract N00178-04-D-4143 goes to Engility

L-3 Unidyne, Inc. (from C2S2)	N00178-04-D-4143 Seaport Task Order RFP N0024-12-R-3129 for CV-TSC Support to NUWC Keyport	Modification and installation of upgrades and alterations to the Tactical Support Center on Aircraft Carriers.	9/18/2012 (estimated)	17-Sep-15	Domestic	USA	NUWC Keyport	**	**	**	**	**
L-3 Unidyne, Inc. (from C2S2)	N00178-04-D-4143 Seaport Task Order RFP N0024-12-R-3291 for Surveillance Radar Engineering support to NSWC Port Hueneme Division Dam Neck	Provide engineering, logistics, and technical support to the U.S. Navy on shipboard surveillance radars	7/1/2012 (estimated)	30-Jun-15	Domestic	USA	NSWC PHD Dam Neck Detachment	**	**	**	**	**

3Di Tech (from C2S2)	SPAWAR Joint C4ISR	Field Technical Support	Not Awarded	Not Awarded	Both	Global	SPAWAR	**	**	**	**	**
3Di Tech (from C2S2)	SPAWAR Transport and Computing Infrastructure (TCI) Pillar	Field Technical Support	Not Awarded	Not Awarded	Both	Global	SPAWAR	**	**	**	**	**
3Di Tech (from C2S2)	SPAWAR Battle Awareness Pillar	Field Technical Support	Not Awarded	Not Awarded	Both	Global	SPAWAR	**	**	**	**	**
3Di Tech (from C2S2)	SPAWAR Intergrated Cyber Operations (ICO) Pillar	Field Technical Support	Not Awarded	Not Awarded	Both	Global	SPAWAR	**	**	**	**	**
3Di Technologies (from GSES)	Equatorial Guinea	Provide satellite communications and technical supprt	est 2/12	est 2/13	International	Equatorial Guinea	L-3 GS&ES	**	**	**	**	**
3Di Tech (from LOTSD)	D-Lite	Satellite Comms/IT Services & Support	Not Awarded	Not Awarded	International	Afghan	Intel Community	**	**	**	**	**
3Di Tech (from MPRI)	CJPS	Satellite Comms/IT Comms Service & Support	Undetermined	Undetermined	International	Global	DOJ/DOS	**	**	**	**	**
3Di Tech (from MPRI)	CNTPO	Satellite Comms/IT Service & Support	Not Awarded	Not Awarded	International	Global	DoD/USG	**	**	**	**	**
ESSCO (from GSES)	China Lake	Design and build a truck for	TBD	120 Days ARO	Domestic	USA	L-3 GS&ES for US Army	**	**	**	**	**
ESSCO (from GSES)	Unknown	Design and build a Super Sentinel for Jordan	TBD	150 Days ARO	International	Jordan	L-3 GS&ES	**	**	**	**	**
ESSCO (from GSES)	Mobile Surveilance Systems (MSS)	Design and build 2 covert surveillance SUVs for the Royal Saudi Family	TBD	150 Days ARO	International	KSA	L-3 GS&ES	**	**	**	**	**

Appendix D

TEAMING AGREEMENT

BETWEEN

[DIVISION NAME] a Division of L-3		[COMPANY NAME]

[DIVISION ADDRESS]	AND	[ADDRESS]
[City, State Zip]		[City State, Zip]

This “Agreement” is made and entered into this      day of             , 2012 by and between [DIVISION NAME]                      (“Prime Contractor”) and [COMPANY NAME]              (“Subcontractor”). Prime Contractor and Subcontractor are sometimes hereinafter referred to as “Team Member(s).”

RECITALS

WHEREAS, the                                          (“Customer”) will issue or has issued a solicitation or requirement under which the Customer will request proposals for the provision of certain supplies and/or services to support the                                          Note – Program needs to be clearly defined especially when a Program is either an IDIQ or a Base Subcontract with Options (“Program”);

WHEREAS, Prime Contractor intends to submit a proposal or proposals for the Program pursuant to this Agreement (hereinafter “Proposal”);

WHEREAS, Subcontractor’s products or services complement, supplement, or support the products or services of Prime Contractor’s planned Proposal for the Program;

WHEREAS, Subcontractor shall provide the products and/or services stated in Exhibit A and Prime Contractor and/or its subcontractors shall be responsible for its products, services, and the remainder of the Program, including overall Program management;

WHEREAS, the Team Members, consistent with Federal and State laws governing restraint of trade and competition, believe that a cooperative and necessarily complementary effort between the two will result in an offer to the Customer that is the most advantageous combination of technical, managerial, and cost solutions, that is fully compliant with all laws, and that increases competition for the Program; and

WHEREAS, the Team Members, to this end, desire to enter into this Agreement to provide for the joint preparation of a Proposal in response to the Program.

NOW THEREFORE, in consideration of the premises, as well as the mutual obligations herein made and undertaken, the Team Members, intending to be legally bound, hereby covenant and agree as follows:

Section 1.

ALLOCATION OF RESPONSIBILITY; SUBMISSION OF PROPOSAL

1.1. The Prime Contractor shall take principal charge of preparing and submitting the Proposal in response to the Program and performing the work entailed in the resulting prime contract (“Prime Contract”). Subcontractor shall provide appropriate and high quality personnel and use its best efforts to prepare those technical portions of the Proposal relating to, and perform the work entailed in, the areas described in Exhibit A, subject to the direction of the Prime Contractor. Subcontractor shall assist in such additional responsibilities assigned by Prime Contractor by mutual agreement between the parties. In addition, the Subcontractor agrees to provide the products and services necessary for successfully supporting any benchmark, test, or other demonstration of its products or services called for by the Program.

-Page 1 of 9-

1.2. The Subcontractor shall also prepare and submit a cost proposal for the work entailed in the areas described in Exhibit A. The cost or pricing data contained therein shall be broken down and provided in the time and manner prescribed by the Prime Contractor so as to enable it to comply fully with the evaluation and reporting requirements in the Program. The Proposal shall contain or be accompanied by accurate, current and complete pricing information in sufficient detail to permit costing of the Prime Contract and negotiation of the subcontract for the Exhibit A work. Nothing contained herein shall be construed to require the disclosure of proprietary cost or pricing data to the Prime Contractor. However, the Subcontractor does agree to make said proprietary data available to the Customer’s auditors in accordance with applicable regulations.

1.3. The Team Members shall jointly develop cost targets for those portions of the Program to be performed by the Subcontractor so as to maximize the competitiveness of the Proposal. The Subcontractor agrees to propose costs that meet the agreed-upon targets.

1.4. The Subcontractor agrees to meet all deadlines reasonably imposed to meet the Proposal submission deadlines, or any amendments thereto, set forth in the Program.

1.5. The Prime Contractor will keep the Subcontractor fully advised of any change that may affect the Subcontractor’s area of responsibility. The Prime Contractor, however, shall have the right to determine the final contents of the Proposal. If requested by the Prime Contractor, the Subcontractor will ensure the availability of appropriate high quality management and technical personnel to assist the Prime Contractor in any discussions and negotiations with the Customer. However, except as otherwise directed by the Prime Contractor, all communications with the Customer concerning the Program shall be through Prime Contractor.

1.6. The Proposal submitted to the Customer shall contain and identify the Subcontractor’s contribution to the Proposal for the work identified as the Subcontractor’s responsibility in Exhibit A hereto.

1.7. Team Members shall perform such additional effort subsequent to the submission of the Proposal as appears reasonable to obtain the Prime Contract.

1.8. Subcontractor hereby authorizes Prime Contractor to use Subcontractor’s logos and trademarks to prepare the Proposal and to market Subcontractor’s products or services under the Prime Contract. Prime Contractor agrees to use the logos and trademarks in accordance with any written policies or directions provided by Subcontractor to Prime Contractor.

Section 2.

PARTICIPATION IN COMPETITIVE PROPOSALS

2.1. Select one of the clauses below in the alternative and delete the Gray text:

EXCLUSIVE: During the effective term of this Agreement, each Team Member agrees that it will not, directly or indirectly, in any manner, participate in any activity that is competitive to this Agreement, and that it will not compete independently, including the independent submission of a proposal to the Customer for the Program. However, this Agreement shall not preclude either party from bidding or contracting independently from the other on any other Government or industry program that may develop or arise in the general area of business related to this Agreement.

NON-EXCLUSIVE: Both Team Members may respond to the Program independently of the effort anticipated by this Agreement, including in combination with third parties. However, Team Members shall not use any data or information collected or received under this Agreement to further said efforts. In order to protect Proprietary Information, each party agrees to inform the other party where it elects or

-Page 2 of 9-

earnestly contemplates working on the Program outside the scope of this Agreement. This Agreement shall not preclude either party from bidding or contracting independently from the other on any Government or industry program that may develop or arise in the general area of business related to this Agreement. Nor shall this Agreement preclude either Team Member from offering to sell, or selling, to others any supplies or services that it may regularly offer for sale, even though such supplies or services may be included in the Proposal.

Section 3.

AWARD OF SUBCONTRACT

3.1. In the event that the Prime Contractor is awarded the Prime Contract for this Program, each Team Member agrees to negotiate in good faith and proceed in a timely manner to execute a mutually acceptable subcontract for the work to be performed by the Subcontractor and identified in Exhibit A. Subcontractor acknowledges that unless otherwise agreed in Exhibit A, Prime Contractor may itself provide or may use other subcontractors to provide under the Program services or products that are similar to or compete with Subcontractor’s product or services in Exhibit A.

3.2. The Team Members acknowledge that the subcontract, and any modifications thereto, may be subject to the consent or approval of the Customer. The Prime Contractor agrees to use all reasonable efforts to secure such consent or approval.

3.3. The subcontract shall include terms and conditions that are required to be flowed down by law, regulation or the Program, such other provisions as the Prime Contractor may reasonably require for the performance of its obligations under the Prime Contract, including but not limited to a termination for convenience and a changes clauses. The subcontract shall also include such other provisions upon which mutual agreement is reached.

3.4. The award of the subcontract contemplated under this Agreement is subject to all the following conditions:

3.4.1.	Award of a Prime Contract to Prime Contractor;

3.4.2.	Inclusion in the Prime Contract of subcontract requirements that are substantially similar to those proposed under this Agreement and the Program;

3.4.3.	Furnishing by the Subcontractor to Prime Contractor all certifications, representations, and cost and pricing data or basis for exemptions as required by applicable law or regulation, by the Program, or by the Prime Contract;

3.4.4.	Customer’s specific approval of Subcontractor as a subcontractor, if required, which approval Prime Contractor shall make a good faith effort to obtain; and

3.4.5.	Mutual agreement of the parties to the statement of work, financial terms, and contractual provisions.

3.5. Unless otherwise mutually agreed, the Team Members agree to negotiate in good faith a subcontract for the Prime Contract, with the understanding that any such subcontract shall be subject to changes based on Prime Contractor’s final definitized Prime Contract.

Section 4.

LIMITATION OF RIGHT TO REIMBURSEMENT, PAYMENT, OR COMPENSATION

4.1. Each party to this Agreement will bear the respective costs, risks, and liabilities incurred by it as a result of its obligations and efforts under this Agreement. Therefore, neither the Prime Contractor nor the Subcontractor shall have any right to reimbursement, payment, or compensation of any kind from the other during the period prior to the execution of any resulting subcontract, between the Prime Contractor and the Subcontractor for the work described in this Agreement. Each party shall be responsible for its respective taxes, duties, tariffs, fees, imports, and other charges.

-Page 3 of 9-

Section 5.

PROPRIETARY INFORMATION AND TECHNICAL DATA

5.1. Each Team Member agrees to handle the proprietary data (“Proprietary Information”) of the other in accordance with the terms and conditions of the Proprietary Information Agreement (PIA) attached hereto as Exhibit B, and incorporated herein. Where the term of the PIA attached hereto will expire prior to the expiration of this Agreement, the Team Members agree that by incorporation herein, the term of the PIA shall extend until the termination of this Agreement, notwithstanding any earlier termination date set forth in the PIA.

5.2. Both Team Members confirm and agree that neither their consultants nor their employees shall be requested or otherwise encouraged to obtain or provide information of the Customer or any third party, which may not be legally disclosed, whether by reason of security classification or other legal restriction. Furthermore, each Team Member agrees not to knowingly accept or use any such information in any proposal developed under the Program.

5.3. Technical data exchanged hereunder may be subject to United States Export Control laws and regulations as currently enacted, or as subsequently modified. Accordingly, the parties shall strictly abide by all applicable U.S. Export Control laws and regulations governing the transfer, export, or re-export of technical data. Proprietary Information exchanged under this agreement may contain technical data that is categorized on either:

5.3.1.	The United States Munitions List and, as such, subject to the International Traffic in Arms Regulations (ITAR, 22 C.F.R. §§120-130); or

5.3.2.	The Commerce Control List, and as such, subject of the Export Administration Regulations (EAR, 15 C.F.R. §§730-774).

Accordingly, each party represents and warrants that it shall not transfer the other party’s technical data directly or indirectly to any individual, employee, company, or other entity without first complying with all requirements of the ITAR, the EAR, and any other applicable export restrictions, including the requirement for obtaining any export license, if applicable. Further, any such disclosure shall not be without an express written notification to the originating party. Technical data that is controlled by the ITAR, EAR, or other applicable export restrictions shall not be released to foreign nationals, including foreign national employees, employees’ companies, or other entities without first obtaining the appropriate export license or other approval from the U.S. Government. Where the U.S. Government amends the applicable rules, regulations, or laws controlling the export of technical data, Subcontractor agrees to comply with the rules, regulations, or laws as amended.

5.4. Notwithstanding anything to the contrary herein, Prime Contractor may use data furnished by Subcontractor hereunder in performing its obligations under this Agreement or the subcontract and may include the data in the Proposal. Where Subcontractor requests in writing that such data contain a restrictive legend, Prime Contractor shall mark such data with the restrictive legend provided in writing by Subcontractor but only to the extent U.S. Government regulations or laws permit the restrictive legend.

Section 6.

SOLICITATION OF EMPLOYEES

6.1. Each Team Member agrees that, during the period of this Agreement, the term of any resultant subcontract, and for six (6) months thereafter, each party agrees not to directly or indirectly solicit or hire the employees of the other party assigned to work in connection with this Agreement and the Program without the prior written approval of the other party. The parties further agree to include a

-Page 4 of 9-

non-solicitation provision, similar to this provision, in any subcontract that results from this Agreement. However, neither party will be precluded from hiring any employee of the other party who responds to any public notice or advertisement of an employment opportunity unrelated to the Program.

Section 7.

ACCESS TO CLASSIFIED OR RESTRICTED INFORMATION

7.1. Notwithstanding anything to the contrary herein, access to or use of any information that is classified, limited access information, For Official Use Only information, or any other type of restricted access information shall be governed by the relevant regulations, laws, and agreements promulgated by the U.S. Government.

Section 8.

LIMITATIONS ON THE NATURE OF THE AGREEMENT

8.1. This Agreement does not constitute or create a joint venture, pooling arrangement, partnership, or formal business organization of any kind, other than a contractor team arrangement as set forth in FAR §9.601, and the rights and obligations of the parties shall be only those expressly set forth herein. Neither Team Member shall have authority to bind the other except to the extent authorized herein. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the effort of either of the Team Members. This Agreement only binds the parties named hereto. It is not intended and does not bind any other entity owned in whole or in part by of L-3 Communications Corporation, including, but not limited to subsidiaries, affiliated companies, joint ventures, or corporations.

Section 9.

RIGHTS IN INTELLECTUAL PROPERTY

9.1. Intellectual property shall remain the property of the originating party, and except as set specifically forth in this Agreement, nothing in this Agreement shall be interpreted as granting any right or license. In the event of joint inventions, discoveries, or development, the Team Members shall establish their respective rights by good faith negotiations between them taking into consideration their respective contributions. In this regard, it is recognized and agreed that the Team Members may be required to, and shall, grant licenses or other rights to the Customer to inventions, data, and information under such standard provisions which may be contained in the Prime Contract contemplated by this Agreement or required by law; provided, however, such licenses or other rights shall not exceed those required by the Prime Contract or by law. Neither Team Member shall take any action, or fail to take any required action, which prejudices the rights of the other Team Member in joint inventions, discoveries, or developments.

Section 10.

PUBLICITY

10.1. Any news release, public announcement, advertisement, or other publicity proposed for release by Subcontractor concerning the Program, either Team Member’s efforts in connection with the Proposal, or any resulting Prime Contract or subcontract, will be subject to the good faith review and written approval of Prime Contractor prior to release.

Section 11.

DESIGNATION OF RESPONSIBLE INDIVIDUALS AND NOTICE

11.1. All notices, certificates, acknowledgments, and other reports hereunder, shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile or telecopy, or otherwise delivered by hand, overnight courier or by messenger, addressed to the parties at the address set forth below in §11.2 or at such other address as a party shall have furnished to the other

-Page 5 of 9-

party in writing. Each such notice or other communication shall be treated as effective or having been given when delivered if delivered personally, if sent by mail, at the earlier of its receipt or 96 hours after the same has been deposited in a regularly maintained receptacle for the deposit of mail, addressed and mailed as set forth above, or if by Email, upon sender receipt of electronic confirmation that recipient is in receipt of the email.

11.2. All communications relating to this Agreement shall be directed to the specific person designated to represent the Prime Contractor and the Subcontractor on this Program, as set forth below. Each Team Member shall appoint one Program and one contractual representative. These appointments shall be kept current during the period of this Agreement. Communications, which are not properly directed to the persons designated to represent the Prime Contractor and the Subcontractor, shall not be binding upon the Prime Contractor or the Subcontractor.

11.2.1.	For Prime Contractor:

	CONTRACTUAL	PROGRAM
Name:
Title:
Email:
Phone:
Fax:
Address:
City, State, Zip:

11.2.2.	For Subcontractor:

	CONTRACTUAL	PROGRAM
Name:
Title:
Email:
Phone:
Fax:
Address:
City, State, Zip:

Section 12.

TERMINATION

12.1. This Agreement shall automatically terminate effective upon the date of the happening or occurrence of any one of the following events or conditions:

12.1.1.	Official Customer announcement or notice of the cancellation of the Program;

12.1.2.	The receipt of written notice from the Customer that it will not award a contract for this Program to the Prime Contractor;

12.1.3.	The receipt of official Customer notice that either the proposed Subcontractor or subcontract will not be approved under the Prime Contract, that substantial areas of the Subcontractor’s proposed responsibility have been eliminated from the requirements, or that Prime Contractor must competitively procure Subcontractor’s products or services and Subcontractor does not offer the best value pursuant to said competition;

12.1.4.	Award of a subcontract by the Prime Contractor to the Subcontractor.

12.1.4.1 However, if a subcontract is awarded to the Subcontractor for a Program which contemplates multiple awards by way of delivery orders, task orders, etc., or any options, this Agreement shall remain in effect until all such future orders or options for

-Page 6 of 9-

the Program have been awarded, unless this Agreement is otherwise terminated in its entirety upon the happening or occurrence of any one of the other events or conditions set forth in this §12.1;

12.1.5.	Mutual agreement of the parties to terminate the Agreement;

12.1.6.	[Optional Period – fill in] (#) year[s]] after the effective date of this Agreement, provided, however, if the Proposal has been submitted and is under evaluation by the Customer at the expiration of such period, this Agreement shall remain in effect unless this Agreement is otherwise terminated in its entirety upon the happening or occurrence of any one of the other events or conditions set forth in this §12.1;

12.1.7.	A material breach by either Team Member of any of the provisions contained herein;

12.1.8.	The filing by or against either Team Member in any court of competent jurisdiction of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee; or the making of an assignment for the benefit of creditors;

12.1.9.	Prime Contractor elects in its sole discretion not to submit a Proposal in response to the Program;

12.1.10.	Notification by the Customer or a good faith determination by Prime Contractor, that Subcontractor’s involvement creates an organizational conflict of interest (“OCI”), and Prime Contractor’s good faith determination that Subcontractor cannot sufficiently mitigate such OCI;

12.1.11.	The Customer debars or suspends either party from contracting;

12.1.12.	Failure of the parties to reach agreement on a subcontract within a reasonable time after the award of a Prime Contract; or

12.1.13.	Delivery of past performance or evaluation data from Subcontractor that Prime Contractor reasonably determines to jeopardize the likelihood of an award of the Prime Contract.

12.2. Notwithstanding anything to the contrary in §12.1, where there is a protest against the award of a contract or the institution of any type of action or legal proceeding designed to challenge Customer’s award of a contract in this Program, this Agreement will not terminate until after there is a final decision, which has not been appealed, or cannot be appealed, on the protest or other legal action or proceeding.

12.3. If the Customer materially changes the Program’s content by adding or deleting work elements (e.g., adding the work being performed on one or more other programs) after the parties enter into this Agreement, the parties shall enter into good faith negotiations to modify this Agreement in light of such changes to the Program. If the parties fail to agree upon a modification to this Agreement within a reasonable time under the circumstances, either party may terminate this Agreement.

12.4. If this Agreement is terminated for any reason other than pursuant to §12.1.7, either party is free to pursue its individual technical approach in association with the successful contractor or a third party for the Program. Where this Agreement is terminated pursuant to §12.1.7 for material breach, only the non-breaching party is free to pursue its individual technical approach in association with the successful contractor or a third party for the Program.

-Page 7 of 9-

12.5. All terms and conditions of this Agreement that by their nature are intended to survive termination, including but not limited to §§5, 6, 9, 10, 13, 14, 15, 16, 17, and Exhibit B, shall remain enforceable subsequent to termination.

Section 13.

LIMITED WARRANTY

13.1. Each Team Member warrants that it has the right to enter into this Agreement and can fully perform all obligations herein undertaken.

13.2. Each Team Member warrants that the data, information, and other material furnished to the other Team Member does not infringe any third-party rights in any U.S. patent, copyright, trademark, semiconductor mask, or trade secret.

13.3. Subcontractor warrants that any and all pricing data or pricing information provided for submission to the Customer is true, current, accurate, and complete. Subcontractor shall indemnify Prime Contractor for all losses and expenses that arise out of any breach of this warranty.

Section 14.

LIMITATION OF LIABILITY

14.1. Except for claims based on any infringement of proprietary rights, in no event shall either Team Member be liable to the other, as a result of the performance of this Agreement, for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against the other Team Member, even if such Team Member has been advised of the possibility of such damages.

Section 15.

APPLICABILITY OF STATE LAW

15.1. This Agreement shall be construed under the laws of the State of New York, except for the conflict of laws provisions, for all matters subject to state law. To the extent that the laws, rules, and regulations for U.S. Government procurement apply, then the laws commonly referred to as U.S. Government contract law shall apply.

15.2. All disputes arising out of or related to this Agreement will be subject to the exclusive jurisdiction and venue of the State of New York, and the parties hereby consent to such jurisdiction and venue. THE PARTIES HEREBY WAIVE TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT.

Section 16.

COMPLIANCE WITH LAWS AND REGULATIONS

16.1. Team Member agrees at all times to comply with all applicable Federal, State, and local laws, rules and regulations, including but not limited to, Executive Order 11246 as amended on Equal Opportunity, the Fair Labor Standards Act, the Walsh-Healy Public Contracts Act, the Foreign Corrupt Practices Act, and the Procurement Integrity Act.

-Page 8 of 9-

Section 17.

AGREEMENT

17.1. Upon signing by their duly authorized representatives, this Agreement shall become a mutually binding agreement by and between Prime Contractor and Subcontractor. It shall not be varied, except by an instrument in writing of subsequent date duly executed by an authorized representative of each party.

17.2. This Agreement contains the entire agreement between the Team Members and supersedes any previous understandings, commitments, or agreements, oral or written, with respect to the Program, the Proposal, or any resulting subcontract or other work.

17.3. The parties agree that this Agreement may be executed by fax, facsimile, email, or similar electronic means and shall be as effective as and as binding as if the Agreement was executed with original signatures. The parties also agree that this Agreement may be executed in duplicate, with each party retaining one original.

17.4. The failure of either party at any time to require performance by the other party of any provision hereof, shall in no way effect the right of the party not requiring performance to enforce same. Nor shall waiver by said party of any breach of any provision hereof be taken or held to be a waiver of the provision itself.

17.5. If, for any reason, any provision of this Agreement is determined to be illegal or otherwise invalid or unenforceable under applicable present or future laws or regulations, that provision shall be deemed not to be a part of this Agreement, and so much of the remainder of this Agreement as shall otherwise remain intelligible shall be given full force and effect and shall bind the parties.

17.6. This Agreement may not be assigned or otherwise transferred, including by operation of law, by Subcontractor in whole or in part, without the express prior written consent of Prime Contractor.

IN WITNESS WHEREOF, each of the Team Members hereto has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

PRIME CONTRACTOR	SUBCONTRACTOR

BY:	BY:
NAME:	NAME:
TITLE:	TITLE:
DATE:	DATE:

-Page 9 of 9-

EXHIBIT A

STATEMENT OF WORK

A.1	Subcontractor’s Proposal Obligations

A.2	Subcontractor’ Prime Contract Obligations

A.3	Work Share

-Page A-1-

PROPRIETARY INFORMATION AGREEMENT

Between

L-3 COMMUNICATIONS [insert Division name]

And

[COMPANY NAME]

This Agreement is made and entered into between [Division Name]             , a Division of L-3             [Fill in Corporate Entity]         (“L-3”), having a place of business at                      and [COMPANY NAME] having a place of business at [COMPANY ADDRESS] (“Company”). For purposes of this Agreement, a party to this Agreement is referred to individually as a “Party,” while collectively both parties are referred to as “Parties.” This Agreement applies to the exchange of technical, financial, competition-sensitive information, or other business sensitive information, some of which may be deemed to be Proprietary Information as hereinafter defined.

1. Purpose: The Parties desire to provide a mechanism and capability for the exchange of Proprietary Information for the purpose of     [INSERT PURPOSE]         (“Purpose”).

2. Disclosure Period: The duration of this Agreement during which either Party may furnish to the other relating to and for the Purpose shall be for a period of two (2) years from the effective date of this Agreement, unless otherwise extended by the Parties in writing (“Disclosure Period”).

3. Term: The term of the Agreement (including the Protection Period) shall begin on the date of disclosure and ending three years from the end of the Disclosure Period.

4. Coordinators: Coordinators for each Party shall supervise the disclosure of Proprietary Information. The Coordinators are identified below:

	FOR L-3 [DIVISION]	FOR COMPANY
Name:
Title:
Email:
Phone:
Fax:
Address:
City State Zip:

A Party may change its Coordinators by written notice to the other Party. However, all Proprietary Information, as hereinafter defined, exchanged under this Agreement shall be afforded the protection of this Agreement even if not furnished to the Coordinators listed above.

-Page B-1-

5. Proprietary Information:

a.	“Proprietary Information” shall be any and all business, technical and other information which is identified or labeled as “Proprietary” or “Confidential,” whether written, oral or otherwise furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) and shall include, but not be limited to all data, reports, interpretations, forecasts and records which Receiving Party or its respective agents or employees shall have been furnished or had access to heretofore or hereafter in the course of the Parties’ discussions. Proprietary Information shall also include information received as a result of plant tours, demonstrations or other visual or audio presentations or verbal disclosures that the Disclosing Party indicates in writing to the Receiving Party no later than thirty (30) business days after conveying such information that it is Proprietary Information.

b.	The foregoing shall not apply to:

i.	Information that at the time of disclosure had been previously published and available to the public;

ii.	Information which is published after disclosure and available to the public, unless such publication is a breach of this Agreement;

iii.	Information which, prior to disclosure hereunder was already in the possession of the Receiving Party as evidenced by records kept in the ordinary course of business or by proof of actual prior possession; and

iv.	Information, which subsequent to disclosure hereunder, is obtained from a third person who (insofar as is known) is not in violation of any contractual, legal or fiduciary obligation with respect to such information.

c.	If any exception listed above in §5.b applies to only a portion of any confidential data, the remainder shall continue to be subject to the foregoing prohibitions and restrictions. Proprietary Information is not to be deemed to be in the public domain merely because any part of the Proprietary Information is embodied in a general disclosure or because individual features, components, or combinations thereof are now or become known to the public.

6. Restrictions: Each Party agrees that, during the term of this Agreement it shall: (a) use any Proprietary Information disclosed to it only for the Purpose stated above; (b) not disclose the Proprietary Information to any third party; (c) not disclose the Proprietary Information to any employee who does not have a need-to-know such information; and (d) employ the same standard of care it uses to protect its own Proprietary Information, paying particular attention to avoid disclosing Proprietary Information to employees or parties who may be or are also examining or participating in business opportunities competitive to the Purpose. In no case shall the standard of care with respect to the Proprietary Information be less than reasonable care.

The Receiving Party shall not be liable for inadvertent disclosure or use of information received hereunder if, upon discovery of such, it shall take reasonable steps to prevent any further inadvertent disclosure or unauthorized use. The Receiving Party may make disclosure pursuant to requirements of a solicitation anticipated by the Purpose of this Agreement, provided it is appropriately marked with restrictive legends. If the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, similar process or otherwise), to disclose any Proprietary Information, the Receiving Party shall provide the Disclosing

-Page B-2-

Party with prompt notice of such request(s) so that the Disclosing Party may seek an appropriate protective order and/or waive the Receiving Party’s compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Receiving Party shall be, in the written opinion of its counsel, compelled to disclose Proprietary Information under pain of liability for contempt or other material censure or material penalty, the Receiving Party may disclose such information to such tribunal(s) without liability hereunder. In any event, the Receiving Party shall disclose only so much of the Proprietary Information as it is legally compelled to disclose, and will take reasonable steps to obtain assurances that any Proprietary Information it must disclose will be treated confidentially to the extent possible.

7. Compliance with Export Regulation and Similar Restrictions: All information, including Proprietary Information exchanged hereunder may be subject to restrictions on the exchange imposed by the United States Government. Such restrictions include, but are not limited to: the International Traffic in Arms Regulations (ITAR, 22 C.F.R. §§120-130), the Export Administration Regulations (EAR, 15 C.F.R. §§730-774), laws concerning the disclosure of classified information, and other laws and regulations restricting disclosure. Accordingly, the Parties agree to abide by all such applicable laws and regulations governing the transfer, export, or re-export of technical data, including all amendments thereto. Technical data that is controlled by the ITAR, EAR, or other applicable export restrictions shall not be released to foreign nationals, including foreign national employees of US companies, foreign companies, or other entities without first obtaining the appropriate export license or other approval from the U.S. Government.

8. Other Rights and Obligations: Except as expressly set forth herein, no license is either granted or implied in the Proprietary Information, patents, inventions, copyrights, or trademarks of either Party. Communications from either Party shall not be in violation of the proprietary rights of any third party. In the event of termination of this Agreement, the receiving Party shall at the option of the disclosing Party either promptly destroy the disclosing Party’s Proprietary Information and certify its destruction, or promptly return it to the disclosing Party. Neither Party is required by this Agreement to disclose Proprietary Information to the other Party; all such disclosures are at the sole discretion of the Disclosing Party. This Agreement does not create any agency, partnership, or business relationship between the parties.

9. Warranties: Each Party warrants that it has the right to make the disclosures under this Agreement. Except as otherwise specifically provided in this Agreement, NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED “AS IS.”

10. Disputes and Governing Law: It is the intent of the Parties that this Agreement be construed, interpreted, and applied in accordance with the laws of the State of New York exclusive of its conflicts of law rules. All disputes arising out of or related to this Agreement will be subject to the exclusive jurisdiction and venue of the state and federal courts located in State of New York, and the parties hereby consent to such jurisdiction and venue. THE PARTIES HEREBY WAIVE TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT. To the extent that the laws, rules, and regulations for U.S. Government procurement apply, then the laws commonly referred to as

-Page B-3-

U.S. Government contract law shall apply. The Parties shall use reasonable efforts to settle any dispute under this agreement including where appropriate referral to higher management for resolution.

11. Remedies: The Parties acknowledge that due to the unique nature of the Information, any actual or threatened breach of this Agreement may cause irreparable injury to the Disclosing Party, for which a remedy at law may be inadequate. Therefore, the Disclosing Party shall be entitled to seek equitable or injunctive relief, in addition to other remedies to which it may be entitled at law or equity. In any action for equitable relief, the Parties agree to waive any requirement for the posting of a bond or security.

12. Termination: This Agreement, unless extended by the Parties in writing, shall terminate at the end of the term specified in §3, provided however, that either Party may terminate this Agreement before that date by thirty (30) calendar days written notice to the other Party. No termination shall affect either Party’s obligations and rights herein with respect to information disclosed prior to termination. Upon termination of this Agreement, the Receiving Party shall promptly (and in no event later than thirty (30) days after written request therefore) return to the Disclosing Party, all information embodied in writings, drawings, or the like including all copies thereof, submitted or made available by the Disclosing Party to the Receiving Party, its affiliates or subsidiaries or the Receiving Party shall certify as to the destruction thereof to the Disclosing Party. Notwithstanding such return, the Receiving Party and its respective agents and employees shall hold in confidence all Proprietary Information according to the terms of this Agreement.

13. Relationship to Related Contracts: If the Parties hereinafter enter into a contract that requires or permits use or disclosure of Proprietary Information disclosed pursuant to this Agreement, the terms of such contract requiring or permitting such use or disclosure shall to that extent, supersede the provisions of this Agreement.

14. Agreement:

a.	Entire Agreement: This Agreement sets forth the entire understanding between the Parties hereto relative to the disclosure of Proprietary Information covered by this Agreement, and supersedes all previous or contemporaneous understandings, commitments, or agreements, written or oral, regarding such information. The Agreement shall not be varied, except by an instrument in writing of subsequent date duly executed by an authorized representative of each Party. This Agreement shall apply in lieu of, and notwithstanding the language of, any specific legend or statement associated with any particular information or data exchanged, and the obligations of the Parties shall be determined exclusively by this Agreement.

b.	Execution: The Parties agree that this Agreement may be executed by fax, email, or similar electronic means and shall be as effective as and as binding as if the Agreement was executed with original signatures. The Parties also agree that this Agreement may be executed in duplicate, with each Party retaining one original.

c.

Waiver: Failure by either party hereto to enforce any of the provisions of this Agreement, or any right with respect thereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights

-Page B-4-

or elections, or in any way affect the validity of this Agreement. The failure by either party hereto to enforce any of said provisions, rights or elections shall not prejudice such party from later enforcing or exercising same or any other provisions, rights or elections which it may have under this Agreement

d.	Invalid Terms: If, for any reason, any provision of this Agreement is determined to be illegal or otherwise invalid or unenforceable under applicable present or future laws or regulations, that provision shall be deemed not to be a part of this Agreement, and so much of the remainder of this Agreement as shall otherwise remain intelligible shall be given full force and effect and shall bind the Parties.

e.	Assignment: Neither Party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Except as provided hereafter, any attempted assignment or transfer by any Party, or occurring by virtue of the purported operation of law, shall be void. A change of corporate name by a Party, merger or other corporate reorganization (provided that the Party remains the surviving entity) or the sale by a Party of all or substantially all of its assets shall not be deemed an assignment or transfer hereunder.

f.	Specific Parties: This Agreement only binds the Parties named hereto. It is not intended and does not bind any other entity owned in whole or in part by of L-3 Communications Corporation, including, but not limited to subsidiaries, affiliated companies, joint ventures, or corporations.

UNDERSTOOD & ACCEPTED L-3 [Division]	UNDERSTOOD & ACCEPTED Company

BY:	BY:
NAME:	NAME:
TITLE:	TITLE:
DATE:	DATE:

-Page B-5-

Appendix E

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type	Contract Category (New / Follow-on)	Sole Source / Comp	Prime / Sub	Contract value	ITD$ thru 5/25/12	ETC$	Target Fee-Profit%	Special Pricing
L-3 STRATIS (from C2S2)	PO #70JME11002	Systems Engineering 2020 (SE2020)	6/13/2011	11/9/2012	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#70JME11003	Systems Engineering 2020 (SE2020)	6/27/2011	6/13/2013	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	P.O.70JME11031	Delivery Order 0027, US Africa Command (AFRICOM) Outreach support	11/28/2011	8/31/2012	International	Germany	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#90VDJ11048	Network Infrastructure Team Support (NITS) Operation Enduring Freedom (OEF) Afghanistan/GSA ALLIANT	3/1/2011	2/28/2013	International	Afghanistan	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	Subk# 3810-0415-15-STRATIS	Tactical Exploitation of National Capabilities (TENCAP)- N00014-04-D-0518	1/1/2008	4/13/2016	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from GSES)	PO#11DP0324	National Level Exercise (NLE) 2012	10/3/2011	7/29/2012	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from MPRI)	PO#L3A-000003	United States European Command (USEUCOM) Joint Intelligence Operations Center Europe (JIOCEUR) Analytic Center (JAC) Analysis and Production Support (JAPS)	7/21/2011	7/20/2012	International	United Kingdom	L-3 MPRI	**	**	**	**	**	**	**	**	**
L-3 GSS (from MPRI)	MPRI-GSES-2010-001	Marine Security Enhancement Program	11/16/2009	5/1/2013	International	Republic of Equatorial Guinea (EG)	L-3 MPRI	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#POVDJ12023	Team Portable Collection System (TPCS)	11/21/2011	11/20/2014	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#70JME11024	SPAWAR DO 0038	9/26/2011	9/25/2012	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#70JME11025	SPAWAR DO 0039	9/26/2011	9/25/2012	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from GSES)	PO#12MS0022	REGION 2 CAD Cyber Wkshop (RESP)	7/24/2010	8/14/2012	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**
L-3 GSS (from GSES)	PO#12JB0012	SBINet Deposition Support (Jeff D’Heron providing support)	3/30/2012	9/30/2012	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**

Confidential treatment has been requested with respect to the information contained with the [**] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type	Contract Category (New / Follow-on)	Sole Source / Comp	Prime / Sub	Contract value	ITD$ thru 5/25/12	ETC$	Target Fee-Profit%	Special Pricing
L-3 GSS (from GSES)	PO#12JB0010	Automated Network Control Center Site Rep Support (John Kirby providing support)	9/30/2011	9/29/2012	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from MPRI)	N/A	GSA Schedule GS-07F-0838N; CDC BPA	12/1/2007	11/30/2012	Domestic	USA	L-3 MPRI	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from MPRI)	N/A	GSA Schedule GS-07F-0838N; CDC Biosurveillance Activity	2/20/2012	2/19/2013	Domestic	USA	L-3 MPRI	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; DHHS TAGGS	3/8/2011	3/7/2016	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; National Mediation Board (NMB)	11/30/2005	9/30/2015	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; RANGE	6/1/2009	5/31/2014	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from GSES)	N/A	GSA Schedule GS-35F-4702G; EWS S/W MAINTENANCE	8/18/2009	8/17/2014	Domestic	USA	L-3 GS&ES	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from LOTSD)	N/A	Linguist Tracking System (LTS)	1/1/2011	12/31/2012	Domestic	USA	L-3 LOTSD	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#70YDC121285	Systems Engineering 2020 (SE2020)	4/27/2011	4/6/2012	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	P.O.70JME11032	Delivery Order 0237, K5802 Outreach support	12/16/2011	3/16/2012	International	Germany	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#POVDJ10106	Team Portable Collection System (TPCS) PO000001	11/21/2010	11/20/2011	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#POVDJ11038	Team Portable Collection System (TPCS) PO000006	11/21/2010	11/20/2011	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 STRATIS (from C2S2)	PO#POVDJ10082	Mobile Electronic Warfare Support System (MEWSS) PO000002	11/21/2009	11/20/2011	Domestic	USA	L-3 C2S2	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	PO#1SH0027	Chenega Repairs	1/1/2011	12/31/2011	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	800949300.700.ET	BD & Mktg. Supt.	4/12/2011	12/31/2011	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	BP0002009.200.300.759.ET	Eng. Supt.	4/12/2011	12/31/2011	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	800920901.1.900	QA Supt.	4/12/2011	12/31/2011 (extendable to 6/30/12)	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	2011-1742	STOS Proposal Supt.	6/15/2011	8/5/2011	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	2011-1750	RVSS Proposal Supt.	9/19/2011	7/1/2012	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	2011-1751	IFT Proposal Supt.	9/19/2011	7/1/2012	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**
L-3 CS-W/E&TS (from GSES)	2011-1751	MCCC Proposal Supt.	10/17/2011	12/31/2011	Domestic	USA	GS&ES	**	**	**	**	**	**	**	**	**